CODE OF ETHICS

Including Statements of Policy on

Insider Trading and Personal Securities Trading

Effective September 2021

Systematic Financial Management, LP

300 Frank W. Burr Blvd.

Glenpointe East, 7th Floor

Teaneck, New Jersey 07666

201-928-1982

Letter from the Management Committee

One of Systematic Financial Management’s (“Systematic” or the “Firm”) most valuable assets is our reputation for acting with honesty, integrity, high ethical standards and fairness. The Firm values this reputation and is committed to placing the interests of our clients first.

Systematic and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own interests. Avoiding potential conflicts of interest is a critical component of this fiduciary duty. Accordingly, you must avoid activities, interests and relationships that could interfere with making decisions in the best interest of the Firm’s clients. Please bear in mind a conflict of interest can arise regardless of the employee’s motivation and need not result in a financial loss to our clients.

Systematic’s Code of Ethics (the “Code”), in conjunction with Systematic’s Compliance Manual and Employee Handbook, sets forth the rules, regulations and standards of conduct for Systematic’s employees. The Code, Compliance Manual and Employee Handbook, as well as the policies embodied therein, are designed to help ensure that we conduct our business ethically and consistent with our fiduciary duties by precluding circumstances giving, or appearing to give, rise to conflicts of interest, insider trading or unethical business conduct. The Code prohibits certain activities and requires disclosure of personal investments and related business activities of all executives, officers and employees. Although this Code cannot possibly address all situations in which conflicts may arise, it does set forth Systematic’s policy regarding conduct in those situations most likely to cause conflicts. It also provides guidelines for employees to operate with the highest degree of honesty and integrity in the Firm’s dealings.

This Code bears the approval of the Firm’s Management Committee and applies to all Systematic employees. It also incorporates the Insider Trading Policy and Procedures of Systematic’s institutional partner, Affiliated Managers Group, Inc. (“AMG”). These policies and procedures are included as Exhibit A hereto.

Systematic’s reputation is a direct reflection of the conduct of each and every one of us. Basic honesty and integrity, as well as good judgment and sensitivity to other’s perceptions of Systematic, are among the Firm’s core values. We are confident that our executives, officers and employees will strive to uphold these values, which are reflective of an industry leader and a successful workplace.

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Systematic Financial Management, L.P.

Code of Ethics

I.	Definitions		4
II.	General Principles and Standards of Business Conduct		6
	A. Compliance with Laws, Rules and Regulations		7
	B. Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest		7
III.	Statement of Policy on Insider Trading		8
	A. General Statement of Policy		8
	B. What is Insider Trading?		8
	C. Penalties and Sanctions for Insider Trading		10
	D. Procedures for Avoiding Insider Trading		10
	E. Unauthorized Disclosure		11
	F. AMG’s Insider Trading Policy and Procedures		11
IV.	Personal Securities Trading Policy		12
	A. General Statement of Policy		12
	B. Who Must Comply with the Personal Trading Policy?		12
	C. Personal Securities Trading Restrictions		13
	D. Pre-Clearance Procedures		14
	E. Exceptions to the Personal Trading Policy		19
	F. Reporting		19
	G. Monitoring of Personal Securities Transactions		22
V.	Policies Related to Other Business Conduct		23
	A. Confidentiality		23
	B. Fair Dealing		24
	C. Gifts and Business Entertainment		24
	D. Political Contributions		24
	E. Outside Investment Advisory Services		25
	F. Transactions with Investment Advisory Clients		25
	G. Receipt of Brokerage Discounts		25
	H. Service on Boards and Other Outside Activities		25
	I. Other Business Activities		26
	J. Miscellaneous Provisions		27
VI.	Violations, Sanctions and Penalties		28
VII.	Receipt of Code and Compliance Certification		29
	Exhibit A	Affiliated Managers Group, Inc. Insider Trading Policy and Procedures	30
	Exhibit B	Examples of Beneficial Ownership	38
	Exhibit C	Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements	39
	Exhibit D	Personal Trading Pre-Clearance Request Form	41
	Exhibit E	Initial Employee Questionnaire	42
	Exhibit F	Initial Compliance Certifications and Acknowledgements	54
	Exhibit G	List of Affiliated Funds	55
	Exhibit H	Quarterly Compliance Acknowledgement	63

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I.	Definitions

Note: Specific capitalized terms used within a definition below may be defined elsewhere within this Definitions section.

a.    “Access Person” shall mean any officer, principal, employee or Additional Advisory Person of the Firm that is not a “Temporary Employee”.

b.    “Additional Advisory Person” shall mean any officer or employee of any company in a Control relationship with the Firm who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Firm or whose functions relate to making any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Firm who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This term includes all employees other than Access Persons in Systematic’s home office and those employees who have access to Security information in our regional office(s). The term “Access Person” herein includes the definition of both “Access Person” and “Additional Advisory Person.”

c.     “Affiliated Mutual Fund” shall mean any fund managed or sub-advised by Systematic and/or any Affiliated Managers Group, Inc. (“AMG”) affiliate. (See also definition of “Reportable Fund.”)

d.    “Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any Access Person or his or her Immediate Family who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary or voting interest in a Security. (See Exhibit B.)

e.    “Code” shall mean this Code of Ethics.

f.    A Security is being “considered for purchase or sale” when the Firm has undertaken a project to report on a specific Security, to prepare a draft or final report on such Security or if a member of the investment team has made, or is considering making, a recommendation to buy, sell, cover or establish a short position with respect to a Security.

g.    “Control” shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940. Generally, “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

h.     “Designated Officer” shall mean the Chief Compliance Officer of the Firm, who shall be responsible for managing the Firm’s program of compliance with the Code of Ethics. However, if the Designated Officer is required to obtain approval for any action or submit a report, she shall seek such approval from, or submit such report to, the Management Committee.

i.    “Federal Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Securities and Exchange Commission under any of these statutes, and the Bank Secrecy Act, as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

j.    The “Firm” shall mean Systematic Financial Management, L.P., a Delaware limited partnership, which this Code may also abbreviate as “Systematic.”

k.     “Immediate Family” shall mean any person, related by blood, marriage, domestic partnership (registered or unregistered) or civil union, and living in the same household, including, without limitation: any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother, father, son, daughter, brother or sister-in-law, any adoptive relationships, and live-in significant other. The Chief Compliance Officer, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Ownership interest held by members of the Access Person’s Immediate Family does not exist or is too remote for the purposes of this Code.

l.    “Investment Advisory Client” shall mean any Investment Company Client and any other client or account which the Firm advises or sub-advises as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

m.    “Investment Company” shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

n.    “Investment Company Client” shall mean any registered Investment Company managed, advised and/or sub-advised by the Firm.

o.    “Commission Review Committee” shall consist of Systematic’s Head Trader, all Portfolio Managers, research analysts and traders, and certain members of Systematic’s Compliance Department, including the Chief Compliance Officer.

p.    “Management Committee” shall consist of Kenneth Burgess and Karen Kohler

q.    “Personal Investment Committee” shall consist of Chief Compliance Officer, Portfolio Managers, Assistant Portfolio Managers, and the Head Trader or their designee.

r.    “Portfolio Manager and Assistant Portfolio Manager” shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Advisory Client.

s.    A “purchase” or “sale” of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

t.    “Reportable Fund” shall mean any fund for which Systematic serves as an investment adviser as defined in Section 20(a)(20) of the Investment Company Act of 1940 or any fund whose investment adviser or principal underwriter controls Systematic, is controlled by Systematic, or is under common control with Systematic. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940. (See also definition of “Affiliated Mutual Fund” above.)

u.    “Reportable Security” shall mean a Security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, except it does not include:

i.	Direct obligations of the Government of the United States,
ii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements,
iii.	Shares issued by money market fund,
iv.	Shares issued by open-end funds other than Reportable Funds, and
v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

v.    “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities, including, without limitation, options, warrants, unit investment trusts, electronically traded funds, rights to purchase securities, and shares of registered open-end investment companies.

w.    “Temporary Employee” shall mean any person employed by Systematic as a consultant, part time, or on a temporary basis. Any person described as a “temporary employee” will be required to sign a Confidentiality and Non-Disclosure Agreement.

x.    “Unlisted Security” is a stock or bond not registered with the Securities and Exchange Commission, which, therefore, cannot be sold in the public market on United States stock exchanges, such as the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System.

II.	General Principles and Standards of Business Conduct

Systematic Financial Management, L.P. is committed to promoting integrity and acting in accordance with the highest standards of ethical conduct. These values provide the foundation for trusting business relationships, which are fundamental to Systematic’s success. Our reputation is a product of our executives, officers’ and employees’ personal integrity and the Firm’s dedication to:

•	Honesty in communications, both within the Firm and with our suppliers and clients;

•	Maintaining and protecting the Firm’s and our clients’ confidential information and trade secrets;

•	Providing first-class quality service to our clients;

•	Responsibility for our words and actions;

•	Compassion in our relationships with our employees and the communities affected by our business;

•	Fairness to our fellow employees, clients and suppliers through compliance with all applicable laws and regulations; and

•	Respect for our fellow employees, clients and suppliers, including a willingness to solicit their opinions and value their feedback.

Furthermore, executive, officer and employee should remain committed to the following general fiduciary principles, which underlie the obligations imposed by this Code:

•	At all times, place the interests of Investment Advisory Clients before his or her personal interests;

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Conduct all personal Securities transactions in a manner consistent with this Code, in an effort to avoid any actual, or potential, conflicts of interest or an abuse of a position of trust and responsibility;

•	Not take any inappropriate advantage of any employees’ or Systematic’s relationship with any Investment Advisory Client;

•	Maintain, in strict confidence, information concerning any and all Investment Advisory Clients’ Security holdings, Personally Protected Information (PII), and financial circumstances;

•	Acknowledge that independence in the investment decision-making process is paramount; and

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Promptly report any potential violations of this Code or any applicable law, rule or policy, or other potential wrongdoing, including “apparent” or “suspected” violations, promptly to the Chief Compliance Officer (“CCO”).

The general principles discussed in this Section govern all conduct, whether or not this Code more specifically addresses such conduct. As addressing all possible situations in which conflicts may arise is impossible, this Code sets forth the Firm’s policy regarding conduct in those situations most likely to give rise to conflicts.

Failure to comply with this Code may result in disciplinary action, up to and including termination of employment.

A.	Compliance with Laws, Rules and Regulations

As a registered investment adviser, Systematic is subject to regulation by the Securities and Exchange Commission (“SEC”), and compliance with federal, state and local laws. Systematic insists on strict compliance with the spirit and the letter of these laws and regulations and, likewise, expects all executives, officers, and employees to comply with all laws, rules and regulations applicable to the Firm’s operations and business. When in doubt, executives, officers, and employees should seek guidance from the Compliance Department regarding the applicability of any law, rule or regulation to any contemplated course of action. Accordingly, Systematic encourages all employees to keep the following rule of thumb in mind:

“Always ask first, act later – if you are unsure of what to do in any situation, seek guidance before you act.”

Additionally, the Firm holds periodic information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws. The information provided at these training sessions, as well as this Code and the Compliance Manual, is also a resource for the Firm’s guidelines and policies with respect to specific laws and regulations.

B.	Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest

Systematic requires every executive, officer, and employee to act honestly and ethically. This broad requirement includes acting in what a reasonable person would believe to be in the Firm’s best interest and reporting material facts honestly to, and not misleading or concealing material facts from, the Firm’s Management Committee. Each executive, officer or employee must adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

A “conflict of interest” occurs when an executive, officer or employee’s personal interest conflicts or interferes with the interests of the Firm, with his or her professional obligations to the Firm or with the interests of its Investment Advisory Clients. Conflicts of interest can arise when an executive, officer or employee pursues interests that prevent the objective and effective performance of his or her duties for the Firm or an Investment Advisory Client. An executive’s, officer’s, employee’s or family member’s receipt of personal gifts or other benefits in connection with his or her position with Systematic may also give rise to a conflict of interest.

Conflicts of interest are not always evident. In no event, however, shall investment in any Security made in accordance with the Firm’s Policy on Personal Securities Transactions be considered a conflict of interest with the Firm. Executives, officers and employees should immediately consult with senior levels of management or legal counsel if they are uncertain whether a situation may create a conflict of interest. Individuals must immediately disclose any actual or apparent conflict of interest to the CCO and refrain from any action until the CCO deems the conflict resolved.

III.	Statement of Policy on Insider Trading

A.	General Statement of Policy

It is illegal for any person, either personally or on behalf of others, to trade in Securities on the basis of material, non-public information. It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in Securities on the basis of that material, non-public information. These illegal activities are commonly referred to as “insider trading.”

Systematic’s Statement of Policy on Insider Trading (the “Statement”) prohibits insider trading by Systematic’s Access Persons, each of whom must comply with this Statement at all times, including while performing their Firm duties and acting outside the scope of such duties. This Statement’s purpose is to satisfy certain requirements of applicable Securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as to preserve Systematic’s reputation for integrity and ethical conduct.

Systematic prohibits all Access Persons from trading, either personally or on behalf of others, based upon material, non-public information or communicating material, non-public information to others in violation of Section 204A of the Investment Advisors Act of 1940 (“Advisers Act”). Unless or until an Access Person determines that information received concerning a company is public, non-material, or both, the Access Person should refrain from trading. The Access Person should also refrain from disclosing the information to others, including family, relatives, business or social acquaintances, except for legitimate business reasons. If an Access Person is unsure whether information received is material and non-public, he or she should contact the CCO prior to divulging the information, making recommendations or trading.

B.	What is Insider Trading?

Federal Securities Laws do not define the term “insider trading,” but the term generally refers to trading in Securities (whether or not one is an “insider”) upon becoming aware of material, non-public (“inside”) information or communicating material, non-public information to others.

Although the law concerning insider trading is not static, it is generally understood to prohibit:

•	Trading by an insider who is aware of material, non-public information;

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Trading by a non-insider who is aware of material, non-public information if the information was either disclosed to the non-insider in violation of an insider’s duty of confidentiality or misappropriated; and

•	Communicating material, non-public information to others (so called “tipping”) under circumstances where a reasonable investor would expect another to trade Securities based upon such information.

i.	Who is an Insider?

The concept of “insider” broadly includes a company’s officers, directors and employees who possess material, non-public information about the company and have a duty to the company to keep such information confidential. In addition, a “temporary insider” is a person who enters into a special relationship with a company, is given access to information to fulfill a duty to the company and is expected by the company to keep such information confidential.

ii.	What is Material Information?

Trading on insider information is not illegal unless the information is both material and non-public. “Material” information is generally defined as information a reasonable investor would likely consider important when making an investment decision or information reasonably certain to have a substantial impact on the price of a company’s Securities, regardless of whether the information is directly related to the company’s business. Material information includes, but is not limited to:

•	Unannounced securities information, including, for example, dividend changes, public or private sales of additional securities, defaults, calls of securities for redemption or repurchase plans;

•	Unannounced earnings and financial results;

•	Changes in previously released earnings estimates or other financial forecasts, including, for example, auditors’ reports;

•	Proposed issuances of Securities;

•	Merger or acquisition proposals or agreements, or other events giving rise to a change in control;

•	Significant litigation, including, for example, bankruptcies;

•	Financial liquidity problems;

•	Government investigations;

•	Extraordinary management developments; and

•	Significant changes in operations, including, for example, new product plans, major supplier changes or government approvals.

iii.	What is Non-Public Information?

Information is considered non-public until it is publicly disclosed. Where circumstances indicate that information received about a company is not yet in general circulation, the information should be considered non-public.    As a general rule, one should be able to identify some fact substantiating that the information is widely available. For example, publication of the information in The Wall Street Journal or another major news publication, a company’s formal release of information to the press or information found in a report filed with the SEC may indicate that the information is public. In circumstances where the information appears publicly known, but verifying the information’s widespread dissemination is difficult, one should allow at least 24 hours before trading on or sharing the information to determine whether the general marketplace is, in fact, privy to the information.

iv.	What transactions are prohibited as “insider trading”?

A company’s executive, officer or employee, or another executive, officer, or employee of Systematic may inadvertently disclose material non-public information. Persons with whom a company has a business relationship, such as an investment banker, may also inadvertently disclose such information to a Systematic. Should an executive, officer, or employee of Systematic become aware of the receipt or disclosure of material non-public information, he or she should immediately report the facts to the CCO to determine the appropriate course of action.

An Access Person may learn material non-public information about Systematic or its affiliates, as well as about any company in the course of employment with the Systematic. When an Access Person receives material non-public information about any company, the Access Person and his or her Immediate Family is prohibited from the following for as long as the information remains material non-public:

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Trading or recommending trades in that company’s Securities (including trading in options, puts and calls for that company’s Securities or other derivative Securities based on that company’s Securities);

•	Having others trade on the Access Person’s or Systematic’s behalf in that company’s Securities or other derivative Securities based on that company’s Securities; and

•	Disclosing the information to anyone else who then may trade based on the material, non-public information.

The Firm reserves the right to preclude Securities transfers by any Access Person in its discretion, including under circumstances where the proposed transferee may be in possession of material non-public information.

C.	Penalties and Sanctions for Insider Trading

The consequences of and penalties for insider trading are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation (for example, where the person tipped another):

•	Civil injunctions;

•	Private civil damage actions;

•	Jail sentences;

•	Disgorgement of profits (or the amount of losses avoided, plus statutory interest);

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Civil penalties for the person who committed the violation of up to three times the profit gained, or loss avoided, whether or not the person actually benefited (for example, where the person tipped-off another);

•	Criminal fines for the insider;

•	Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided; and

•	Criminal fines for the employer or other controlling persons.

Any violation of the Insider Trading Policy by a Systematic executive, officer or employee may result in serious sanctions by the Firm. Immediately upon learning of a potential insider trading violation, the CCO shall prepare a written report to the Management Committee, which report shall provide full details and recommendations for further action, including, without limitation, reprimands, demotions, monetary penalties, suspensions, dismissal or reporting to the regulatory authorities.

D.	Procedures for Avoiding Insider Trading

Systematic has established the following procedures to aid the Firm’s executive, officers, and employees in avoiding insider trading. Every executive, officer and employee of the Firm must follow these procedures or risk sanctions, including dismissal, substantial personal liability, and criminal penalties. Employees should promptly address any questions regarding these procedures, to the CCO.

i.	Identifying Inside Information

Before trading for yourself or others, including for accounts managed by the Firm, in the Securities of any company about which you may have potential inside information, ask yourself the following questions:

a.

Is the information material? Is this information an investor would consider important in making his or her investment decisions? Is this information that could affect the market price of the Securities if generally disclosed?

b.

Is this information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? By what means has the information been publicly disclosed and broadly disseminated?

If, after considering the above, you believe the information is material and non-public, you are uncertain as to whether the information is inside information, or you have any related questions regarding the information, you should:

•	Immediately report the matter to the CCO;

•	Refrain from purchasing or selling the Securities on behalf of yourself or others; and,

•	Refrain from communicating the information outside the Firm or to other executives, officers, or employees of the Firm, except to the CCO as previously instructed.

After the CCO reviews the relevant facts and circumstances, and consults with counsel as appropriate, she will instruct you as to whether you may trade and/or communicate the information.

ii.	Restricting Access to Material, Non-Public Information

Should you identify information as material and non-public, you may not communicate the information to anyone inside or outside the Firm, except as provided in part (i) above. In addition, you should take care to secure the information by, for example, providing all files containing material, non-public information to the Compliance Department for storage in a secure environment, such as a locked cabinet or restricted access electronic file.

iii.	Resolving Issues Concerning Insider Trading

You must discuss any unresolved questions concerning the applicability or interpretation of the foregoing Statement or the propriety of any action with the CCO before trading or communicating potentially inside information to anyone.

iv.	Responsibility Upon Leaving the Firm

If you leave the Firm, you must maintain the confidentiality of all non-public information until it is publicly disclosed and you may not take any confidential materials with you upon your departure.

E.	Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment. Therefore, you should not discuss material, non-public information about the Firm or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular job responsibilities.

Also, it is important that only specifically designated representatives of AMG, its affiliates and subsidiaries discuss AMG and its affiliates and subsidiaries with the news media, Securities analysts and investors. Executives, officers and employees of Systematic should refer all inquiries regarding AMG or its affiliates to the CCO.

F.	AMG’s Insider Trading Policy and Procedures

All Access Persons of Systematic are Covered Persons as defined by the Systematic’s policy is to not enter into any soft dollar agreement directly with a product or service provider that obligates Systematic to pay the product or service provider; rather, contractual arrangements for soft dollar services typically extend to the use of the service and related terms. In any soft dollar arrangement, the CSA Aggregator, not Systematic, is obligated to pay the third-party provider for services. Finally, the CSA Aggregator is not merely a conduit for payments from Systematic to a third-party provider.

(the “AMG Insider Trading Policy”) and are, therefore, subject to the AMG Insider Trading Policy. Generally, the AMG Insider Trading Policy restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in AMG’s Securities, requires Covered Persons to receive pre-clearance by an officer of AMG of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions. AMG reserves the right, at any time, to apply the AMG Insider Trading Policy and the restrictions thereunder to additional persons who have or may have access to material, non-public information concerning AMG, its Affiliates and subsidiaries.

All executives, officers, and employees of Systematic are subject to the AMG Insider Trading Policy, which is attached hereto as Exhibit A and incorporated by reference herein. Your failure to observe the AMG Insider Trading Policy could have significant legal ramifications and other serious consequences, including the termination of your employment.

IV.	Personal Securities Trading Policy

A.	General Statement of Policy

Due to the nature of Systematic’s business and its fiduciary responsibility to clients, the Firm must guard against potential conflicts of interest and illegal insider trading with respect to its executives’, officers’, and employees’ personal Security transactions. Systematic’s Personal Securities Trading Policy (the “Policy”) sets forth procedures designed to aid the Firm in complying with the federal securities laws and Rule 204A-1 promulgated by the SEC pursuant to Section 204A of the Advisers Act. This Code also accommodates Rule 17j-1 promulgated by the SEC pursuant to Section 17(j) of the Investment Company Act of 1940 Act (“Investment Company Act”), as amended.

In general, Rules 204A-1 and 17j-1 impose an obligation on registered investment advisers, including those that advise or sub-advise registered investment companies, to adopt a written Code of Ethics addressing the Securities activities of certain executives, officers and employees. Accordingly, Systematic has designed this Code to help ensure that the Firm’s executives, officers and employees who have access to clients’ portfolio Securities activities do not use, whether intentionally or unintentionally, such information for a personal benefit and/or to a client’s detriment.

Access Persons must be aware that personal Securities transactions, particularly those of Portfolio Managers, raise several concerns that are most easily resolved by such executives, officers or employees not actively personally trading in Securities similar to those traded by Systematic for its Investment Advisory Clients. Accordingly, the Firm generally prohibits personal Securities transactions by Access Persons and their Immediate Family in common and preferred stocks and other Securities, as detailed in Exhibit C of this Code. However, Access Persons and their Immediate Family may participate in certain non-discretionary investment vehicles identified in Exhibit C, which permissible investments include mutual funds, closed-end funds and index or Exchange-Traded Fund (“ETF”) Securities. If this Policy or Exhibit C does not contemplate a particular investment, Access Persons must contact the CCO to inquire whether the investment is permissible prior to acquiring any interest.

B.	Who Must Comply with the Personal Trading Policy?

The Code, inclusive of this Policy, relates to the purchase or sale of Securities in which an Access Person has a direct or indirect Beneficial Ownership interest, except for purchases or sales over which the Access Person has no direct or indirect influence or control (See Section D (iv) – Discretionary Account Requirements). As such, this Policy governs certain activities of all Access Persons and their Immediate Families, which activities include, without limitation, transactions for:

•	the personal accounts of any Access Person;

•	the accounts of an Access Person’s Immediate Family for which they, or their spouse, has any direct or indirect influence or control;

•	trusts for which an Access Person or an Immediate Family member is a trustee; or

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other accounts in which an Access Person or an Immediate Family member has any direct or indirect Beneficial Ownership interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent trustee or investment manager in a fully discretionary account (See Section D (iv) – Discretionary Account Requirements).

This Code’s Exhibit B offers further explanation and examples of Beneficial Ownership. However, Systematic recognizes that some Access Persons, due to personal circumstances or living arrangements, may still be uncertain concerning their obligations under this Policy. Access Persons may direct any questions regarding this Policy and his or her responsibilities with respect to a particular account to the CCO.

C.	Personal Securities Trading Restrictions

i.	No Securities in Common or Preferred Stock

An Access Person and his or her Immediate Family shall not purchase any Securities in common or preferred stock or any other investment as defined in Exhibit C to this Code after such employee becomes subject to this Code, which is the first day on which he or she becomes an employee of Systematic. Therefore, an Access Person or his or her Immediate Family may not directly or indirectly acquire Beneficial Ownership interest in a Security unless:

•	Such purchase was executed before full-time employment with the Firm; or

•	Ownership of the Security was acquired during the time of employment as a gift or through inheritance or other similar (non-volitional) transfer of ownership; or

•	Such purchase was executed in a Third Party Managed Discretionary Account previously reviewed and approved for compliance with this Code in writing by the CCO.

Access Persons or members of their Immediate Families may dispose of a Beneficial Ownership interest in a Security (or transfer Securities from their account to the account(s) of others), but only after obtaining pre-clearance approval from the Personal Investment Committee.

ii.	Seven (7) Day Black-Out Period

In order to prevent even the appearance of a violation of this rule or conflict of interest with a client account, Access Persons should refrain from trading seven (7) calendar days before and after Systematic trades in that Security.

If an Access Person or a member of his or her Immediate Family trades during a blackout period, disgorgement may be required. For example, if a personal trade is pre-approved in accordance with the procedures herein, executed and subsequently, within seven days of the transaction, Systematic trades on behalf of Systematic’s clients, the Personal Investment Committee shall review the personal trade in light of Firm’s trading activity and determine, on a case-by-case basis, the appropriate action. If the Personal Investment Committee finds a client is disadvantaged by the personal trade, the Access Person may be required to reverse the trade and disgorge any difference due to any incremental price advantage over the client’s transaction to Systematic, to be donated to a charitable organization designated by Systematic’s Management Committee.

iii.	Short-Term Trading Profits

All Access Persons are prohibited from profiting in their own accounts and the accounts of their Immediate Families, from the purchase and sale, or the sale and purchase, of the same or equivalent Securities, within 60 calendar days. Any profits realized from the purchase and sale, or the sale and purchase, of the same (or equivalent) Securities within the 60-day restriction period shall be disgorged to Systematic net of taxes and donated to a charitable organization designated by Systematic’s Management Committee.

This restriction does not apply to the following transactions:

• Open-end mutual funds not sub-advised by Systematic Financial Management, including money market funds and other short duration funds used as checking accounts or for similar cash management purposes;

• Exchange Traded Funds (ETFs);

• Closed end funds;

• Direct obligations of national government issuers (e.g., US Treasuries); and

• Automatic investments through 401(k) and similar retirement accounts, including affiliated or sub-advised funds managed by Systematic.

• Purchase and sale transactions of securities held in Third-Party Managed Discretionary portfolios for which the employee maintains no discretionary authority to instruct such transaction, and where all decisions are made by the Third Party Managed Discretionary portfolio advisor/manager.

With respect to Systematic managed sub-advised client portfolios (e.g. mutual funds, variable annuity fund clients), Access Persons are prohibited from short-term trading, and may not effect a purchase and redemption, regardless of size, in and out of the same Systematic sub-advised mutual fund within any sixty (60) day period, unless investments in these mutual funds is through third-party, professionally managed asset allocation programs, automatic reinvestment programs; and any other non-volitional investment vehicles.

“Profits realized” shall be calculated consistent with interpretations under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchases and sales that occur within a 60 calendar-day period across all accounts over which a Systematic Access Person or their Immediate Family has a direct or indirect Beneficial Ownership interest or over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the time period. As such, a person who sold a Security and then repurchased the same (or equivalent) Security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

For further information to determine if a security is subject to the 60-day Short-Term Trading Profit Ban, please refer to Exhibit C: Personal Trading Permissible Investments, Pre-Approval, and Exemption to Short Term Trading Ban & Reporting Requirements matrix.

iv.	Initial Public Offerings (IPOs)

No Access Person or member of his or her Immediate Family may acquire the direct or indirect Beneficial Ownership interest in any new issues of either common or preferred stock or convertible Securities.

v.	Exercise of Rights Offerings on Securities Held

Subject to the personal securities trading pre-clearance procedures outlined in subsection D of this Policy, Access Persons and members of their Immediate Families may affect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired, and the Security was held by the employee prior to becoming subject to this Policy. In the event the Personal Investment Committee denies approval to exercise such rights, Access Persons may obtain permission from the CCO to sell such rights on the last day such rights may be traded.

vi.	Investment Clubs

No Access Person or member of his or her Immediate Family may participate in investment clubs.

D.	Pre-Clearance Procedures

Executives, officers, and employees of Systematic that are Access Persons may need to obtain the Personal Investment Committee’s or Management Committee’s clearance prior to effecting transactions for accounts over which the Access Person has Beneficial Ownership. To determine whether such pre-clearance is necessary, all Access Persons should consult the “Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements” detailed in Exhibit C hereto.

i.	Pre-Clearance Guidelines

In determining whether to grant clearance for a particular transaction, Systematic will apply the following guidelines to the transactions of all Access Persons:

•

No Access Person or their Immediate Family may affect any transaction in a Security, or recommend any such transaction in a Security, that, to his/her knowledge, Systematic has purchased or sold for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of any such client, or if such transaction was effected with prior knowledge of material, non-public information.

•

No Security recommended, or proposed to be recommended, to any client for purchase or sale, nor any Security purchased or sold, or proposed to be purchased or sold, for any client, may be sold by any Access Person if such sale will interfere in any way with the orderly purchase or sale of such Security by any client.

•

No Security may be sold by any Access Person after being recommended to any client for purchase or sale, or after being purchased for or sold by any client, if the sale is effected with a view to making a profit on the anticipated market action of the Security resulting from such recommendation, purchase or sale.

•

No purchase of a Security or investment by any Access Person shall be made if the purchase would deprive any of Systematic’s clients of any investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client’s investments and investment objective and whether the opportunity is being offered to the employee by virtue of his or her position at Systematic.

These guidelines are not dispositive as to certain transactions or recommendations, but rather endeavor to ensure that the Firm’s procedures for prior approval work to eliminate conflicts of interest.

ii.	Personal Securities Trading

An Access Person must submit written notice of intended Securities activities for approval prior to effecting any transaction for which prior approval is required in accordance with Exhibit C and this Policy. Such written notice should be submitted to the Compliance Department on the Personal Trading Pre-Clearance Request and Authorization Form (the “Form”) attached as Exhibit D hereto. This Form requires that the Access Person disclose the following:

•	Name of the Security;

•	Date;

•	Nature of the transaction (sales only);

•	Number of shares/principal amount (bond trades);

•	Name and relationship to you of the account holder (self, son, daughter, spouse, father, domestic partner etc.); and

•	Name of the broker/dealer or bank involved in the transaction.

Upon ensuring that the Access Person has provided all necessary information, the Compliance Department will give the Form to the Personal Investment Committee, which will decide whether to clear a proposed transaction in accordance with this Policy. The Compliance Department shall promptly notify the Access Person whether the Personal Investment Committee approved or denied the request to trade, which notification may be given verbally as soon as possible and shall be confirmed in writing as soon as possible thereafter.

An approval is valid only for that day on which the pre-clearance is granted. Therefore, if an Access Person does not effect an approved trade on the day for which he or she originally sought pre-clearance, the Access Person must re-submit a new Form prior to trading. However, approved orders for Securities traded in certain foreign markets may be executed within two (2) business days of such pre-clearance depending upon the time of the approval and the hours of the relevant markets. In this latter instance, an Access Person has one additional day following the initial pre-clearance to trade the Security before the need arises to re-submit a new Form.

Should an Access Person fail to follow these personal Securities trading pre-clearance procedures, Systematic will take action appropriate to the facts and circumstances. The CCO will submit all violations to Systematic’s Management Committee and the Management Committee may ask violators to reverse the transaction and/or transfer any profits gained to Systematic for donation to a charitable organization designated by Systematic’s Management Committee. The Management Committee will analyze each situation on a case-by-case basis and repetitive non-compliance with the personal Securities trading pre-clearance procedures may result in dismissal of the executives, officer, or employee.

iii.	Cryptocurrency

Cryptocurrency, virtual currency, ICOs, coins, tokens, and commodity or other derivative interests related thereto, are emerging areas for investment and the financial services industry. Purchases and sales of direct investments in cryptocurrency (specifically bitcoin & Ethereum) are not required to be pre-cleared or reported, however, trading in cryptocurrencies and securities and issuers that derive a substantial portion of their revenue from activities related to cryptocurrencies are subject to the following requirements:

•	You may not acquire beneficial ownership of any cryptocurrencies offered in connection with an Initial Coin Offering (ICO);

•	You may not purchase or sell virtual coin futures or options; and

•

Investments in Cryptocurrency-related entities (e.g. entities deriving a substantial amount of revenue therefrom) or funds investing primarily in cryptocurrency (e.g. private funds) are permitted by must be pre-cleared prior to investment and reported in the Initial Holdings Report, Quarterly Personal Securities Transaction Report, and Annual Holdings Report.

Trading in cryptocurrencies continues to evolve at a rapid pace. Unfortunately, a complicating feature of trading cryptocurrencies or tokens is that many of these transactions do not occur on public exchanges or through registered brokers, rather they are done through the web or a proprietary portal developed by the creator of the platform. Consequently, unlike traditional brokerage firms, you may not receive statements and transaction reports from the cryptocurrency platform, nor will the cryptocurrency platforms have the ability to provide Systematic duplicate copies of confirmations or statements. If you choose to trade cryptocurrencies you may need to provide lists of every transaction along with the total value or amount of each reportable cryptocurrency you own in conjunction with your Initial Holdings Report, Quarterly Personal Securities Transaction Report and Annual Holdings Report.

Access persons should consult with Compliance with regard to whether a particular interest is a cryptocurrency for purposes of this Code. The Chief Compliance Officer may grant exceptions to this prohibition on a case-by-case basis and such exceptions may be conditioned on compliance with certain requirements.

The standards outlined above are subject to change depending on emerging regulatory requirements and certain cryptocurrencies may be restricted and require pre-clearance and reporting in the future.

iv	Private Placements (including Hedge Funds)

With regard to private placements in Securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System (“Unlisted Securities”), or other similar private placement transactions (together,” Private Placement”):

•

Each Access Person contemplating his or her, or an Immediate Family member’s, acquisition of a direct or indirect Beneficial Ownership interest in a Private Placement, shall obtain express prior written approval from the Management Committee for any such acquisition. To facilitate the Management Committee’s review, the Access Person shall submit to the Compliance Department all preliminary documentation related to the contemplated Private Placement, including, for example, the subscription agreement. In making its pre-clearance determination, the Management Committee shall consider, among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person or an Immediate Family member by virtue of the Access Person’s position with the Firm.

•

Should the Management Committee grant pre-clearance of a Private Placement, the Access Person shall further submit to the Compliance Department all fully executed documentation related to the contemplated Private Placement, including, for example, the fully executed subscription agreement. The Access Person shall also disclose the value of the investment in the Private Placement if not otherwise included in the fully executed documentation.

•

Pursuant to the “Reporting” subsection of this “Personal Securities Trading Policy,” the Access Person has an ongoing obligation to disclose any continued interest, whether of the Access Person or an Immediate Family member, in a Private Placement, as well as the current fair value of the investment. If an Access Person or a member of his or her Immediate Family holds an interest in a Private Placement, the Access Person shall disclose such investment to the Management Committee in advance of any recommendation concerning the Private Placement’s issuer by the Access Person to an Investment Advisory Client. Further, at least two Portfolio Managers with no personal interest in the issuer shall review any such recommendation.

v	Discretionary Third-Party Managed Account Requirements

While Rule 204A-1 requires registered investment advisers to obtain a report of personal securities holdings and transactions from their access persons, an exception to this reporting under subsection (b)(3)(i) applies when an access person’s securities are held in accounts over which he or she had “no direct or indirect influence or control”. (For example, blind trusts in which a trustee manages funds for the benefit of an access person who has no knowledge of the specific management actions taken by the trustee and no right to intervene in the trustee’s management, or where the access person is a grantor or beneficiary of a trust managed by a third-party trustee and has limited involvement in trust affairs.)

In guidance issued in June 2015, the SEC stated that a trustee or a third-party manager that has discretionary investment authority over an access person’s trust or personal account would not, by itself, enable the access person to rely on the reporting exception as the mere existence of such a relationship would not prevent the access person from, for example: 1) suggesting purchases or sales of investments to the trustee or third-party discretionary managers; 2) directing purchases or sales of investments; or 3) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account.

The Staff indicated however that the adviser may be able to implement additional controls to establish a reasonable belief that an access person had no direct or indirect influence or control over the trust or account and could accordingly rely on the exemption. Such policies and procedures should be reasonably designed to determine whether the access person actually had direct or indirect influence or control over the trust or account. For example, advisers may consider:

• Obtaining information about a trustee or third-party manager’s relationship to the access person

• Obtaining periodic certification by access persons and their trustees or discretionary third-party managers regarding the access persons’ influence or control over trust or accounts;

• Providing access persons with the exact wording of the reporting exception and a clear definition of “no direct or indirect influence or control” that the adviser consistently applies to all access persons; and

• Requesting reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the adviser’s code of ethics, absent reliance on the reporting exception.

The Staff also suggested that advisers may consider obtaining more specific certifications from the access person by asking such questions as:

• Did you suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities for account of X during time period Y?

• Did you direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities for account X during time period Y?

• Did you consult with the trustee or third-party discretionary manger as to the particular allocation of investments to be made in account X during time period Y?

Access Persons may maintain Discretionary Third-Party Managed Accounts subject to the disclosure and reporting requirements described below. Other than the required pre-approval of a private placement or limited offering purchase in a Discretionary Third-Party Managed account, such accounts are exempt from the pre-clearance requirements outlined in this Section IV.D.

Affiliated Managers Group publicly traded stock (Ticker: AMG) is restricted from purchase in any and all Discretionary Third-Party Managed Account portfolios. Access persons who maintain Discretionary Third-Party Managed Accounts are obligated to inform the Discretionary Third-Party Manager of such restrictions.

Pre-Approval & Disclosure Requirements for Discretionary Third-Party Managed Accounts. Any access person desirous of establishing a discretionary account with a trustee or third-party manager must receive prior written approval from the CCO. In accordance with this approval process, the Access Person must provide the following information and documentation to the CCO:

• Account Owner Name;

• Account Number;

• Name and contact information of the trustee or discretionary third-party manager;

• Description of the Access Person’s relationship to the trustee or discretionary third-party manger, including any affiliation or family relationship that may exist between the Access Person and the person or firm managing the account; and

• Copies of agreements and other pertinent account documentation for the Discretionary Third-Party Managed Account.

This written, pre-approval notice should be submitted to the Compliance Department on the Discretionary Third-Party Managed Account Authorization Form attached as Exhibit E hereto.

Additionally, the Access Person must attest to the CCO’s approval of the account, and then on a quarterly basis thereafter, that he or she does not have direct or indirect influence or control of the account, including with respect to the purchase or sale of securities, or allocation of investments.

The CCO may also provide the trustee/third-party discretionary manager with notice concerning the Access Person’s obligations under Systematic’s Code of Ethics, as applicable.

Reporting Requirements for Discretionary Third-Party Managed Accounts. Systematic’s Compliance Department will require the provision of account statements for all approved Discretionary Third-Party Managed Accounts quarterly; however, additional statements may also be required to facilitate Compliance’s oversight and monitoring of such accounts.

In addition, Systematic may periodically request an attestation from the trustee or discretionary third-party manager of employee’s Discretionary Third-Party Managed Accounts to confirm the account continues to be discretionary and that there have been no instances where the Access Person had direct or indirect influence or control of the account. Such attestations will also address the Access Person’s communication and ongoing engagement and relationship with the independent trustee or third-party discretionary manger.

Note: Robo-advisor Programs are Third Party Discretionary Accounts

Robo-advisors, provide automated, digital financial advice based on mathematical rules or algorithms with minimal human intervention. Accounts established through Robo-advisor platforms are typically managed on a discretionary basis by the sponsor’s investment advisor. As discretionary accounts, Access Persons wishing to open robo-advice portfolios must receive prior approval. Since the services provided, approaches to investing, and the various features of robo-advisors vary widely, Systematic’s Compliance Department will review each robo-advisor program on its individual merits and certification requirements (as more fully described above) may vary depending on the level of discretion afforded investors and nature of investment options available.

In addition, broker-dealer sponsored separately managed accounts (SMAs) and unified managed model accounts (UMAs) are other common forms of third-party discretionary accounts. PLEASE NOTE: While Systematic employees are permitted to open SMAs and UMAs in any managed account program, including those that offer Systematic-managed strategies, additional pre-clearance requirements exist for all transactions in which a Systematic employee, or an immediate family member, has discretion (e.g., tax selling) and adherence to applicable blackout period requirements must be maintained as set forth in this policy. Reference to Sections IV.C & D of this Code as necessary.)

vi	Employee Stock Purchase Plans and Employee Stock Option Plans

Participation in employee stock purchase plans and employee stock option plans by the Access Person or an Immediate Family member do not require pre-approval. However, copies of the terms of the plans must be provided to the Compliance Department so the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval for any discretionary disposition of Securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or stock option plan). Nondiscretionary acquisitions (reinvestment of dividend, interest or capital gains), dispositions and/or exercise of Securities are not subject to pre-approval. Additionally, Access Persons must report holdings of such Securities and options on an annual basis.

E.	Exceptions to the Personal Trading Policy

Notwithstanding the foregoing restrictions, Systematic may grant exceptions to certain provisions of this Policy on a case-by-case basis where no abuse is involved, and the equities of the situation strongly support an exception to the rule.

To request an exemption, an Access Person must submit a request in writing to the CCO outlining the nature of the circumstances giving rise to the exception request as well as the hardship created by the application of the Code for which the exemption is requested.

F.	Reporting

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act require all Access Persons of registered investment advisers to report, and advisory firms to review, records of every transaction in Reportable Securities in which any Access Person or member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest, except:

•

Transactions effected in any account over which neither the Access Person nor any member of his or her Immediate Family has any direct or indirect influence or control. However, Systematic does require certain documentation and regular reporting of these accounts in accordance with this Code’s Section IV.D. iv; and

•	Transactions in Reportable Securities, which are:

o	direct obligations of the United States Government;

o	money market funds;

o	repurchase or reverse repurchase orders;

o	bankers’ acceptances;

o	bank certificates of deposit;

o	commercial paper;

o	high quality short-term debt instruments, including repurchase agreements;

o	shares of money market funds; and

o	shares issued by non-affiliated registered, open-end investment companies (mutual funds).

Systematic requires Access Persons to report shares issued by mutual funds sub-advised by Systematic or an affiliate of Systematic (“Reportable Funds”) in which any Access Person or member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest. (See Exhibit H for a list of Affiliated Funds and Sub-Advised Funds, and the definition of Reportable Fund.). The Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements attached hereto as Exhibit C further clarifies permissible Securities, pre-approval requirements and whether or not a Security is a Reportable Security.

All Access Persons are also required to provide Systematic’s Compliance Department with the following reports:

i.	Initial Holdings Report

Every newly hired Access Person must submit to the Designated Officer a completed Initial Employee Questionnaire, attached hereto as Exhibit F (“Initial Questionnaire”) within 10 days of becoming subject to this Code. Part I of the Initial Questionnaire is an Initial Holdings Report (the “Initial Report”), which requires the Access Person to disclose, as of the date of the date the Access Person became subject to this Code, the following:

a.

The title, number of shares and principal amount of each Reportable Security and Reportable Fund in which the Access Person or any member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest, including interests in Private Placements (inclusive of Hedge Funds), Discretionary Accounts, and Employee Stock Purchase or Employee Stock Option Plans;

b.

The name of any broker, dealer or bank with whom the Access Person or a member of his or her Immediate Family maintains an account in which any Securities are, or may be, held for the direct or indirect benefit of the Access Person or a member of his or her Immediate Family; and

c.	The date the Initial Report is submitted by the Access Person.

The Access Person’s Initial Report may include a statement that the Initial Report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership interest in any Reportable Security to which the Initial Report relates. The newly hired Access Person must also acknowledge that he or she has received and will comply with Systematic’s Compliance Manual and Code of Ethics by completing an Initial Compliance Certifications and Acknowledgement, attached hereto as Exhibit G.

ii.	Quarterly Reports

Within 30 days of the calendar quarter’s end, each Access Person must complete a Quarterly Compliance Acknowledgement in the form attached as Exhibit I and must also satisfy the following reporting requirements:

a.

All Access Persons must disclose the following with respect to any transaction during the quarter in Reportable Securities and Reportable Funds in which the Access Person or any member of his or her Immediate Family had any direct or indirect Beneficial Ownership interest:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the investment at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the report is submitted by the Access Person.

b.

All Access Persons must also disclose the following with respect to any account established by the Access Person or any member of his or her Immediate Family during the quarter in which any Securities were held for the direct or indirect benefit of the Access Person or any member of his or her Immediate Family:

•	The name of the broker, dealer or bank with whom the Access Person or the member of his or her Immediate Family established the account;

•	The date the account was established; and

•	The date the report is submitted by the Access Person.

The reporting elements noted above can be satisfied by attaching brokerage statements or other proof of a transaction in a Reportable Security or Reportable Fund to the Quarterly Compliance Acknowledgement. If the Access Person or his or her Immediate Family did not transact in or does not otherwise own or control any Securities, including Reportable Securities or Reportable Funds, during the quarter, the Access Person must indicate the lack of reportable items on the Quarterly Compliance Acknowledgement.

iii.	Annual Holdings Report

Within 30 days of the calendar year-end, each Access Person must submit to the Designated Officer a completed Annual Employee Questionnaire, attached to the Compliance Manual as Exhibit B (“Annual Questionnaire”). Part I of the Annual Questionnaire requires the Access Person to disclose, as of no more than 45 days prior to the Annual Report’s submission, the following:

a.

The title, number of shares and principal amount of each Reportable Security and Reportable Fund in which the Access Person or any member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest, including interests in Private Placements (inclusive of Hedge Funds), Discretionary Accounts, and Employee Stock Purchase or Employee Stock Option Plans;

b.

The name of any broker, dealer or bank with whom the Access Person or a member of his or her Immediate Family maintains an account in which any Securities are, or may be, held for the direct or indirect benefit of the Access Person or a member of his or her Immediate Family; and

c.	The date the Initial Report is submitted by the Access Person.

The Access Person’s Annual Report may include a statement that the Annual Report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership interest in any Security, including Reportable Securities and Reportable Funds, to which the Annual Report relates. The reporting elements noted above can be satisfied by attaching brokerage statements for the accounts holding Securities, including Reportable Securities or Reportable Funds, to the Annual Questionnaire.

iv.	Duplicate Copies of Confirmations and Statements

To facilitate compliance with these reporting requirements, Systematic requires that a duplicate copy of all personal transaction confirmations and brokerage statements for Reportable Securities and Reportable Funds be supplied directly to Systematic’s Compliance Department. As such, Access Persons are required to direct their broker/dealers to supply Systematic’s Compliance Department, on a timely basis, with duplicate copies of confirmations of personal transactions and periodic brokerage statements for Reportable Securities and Reportable Funds. In addition, the Compliance Department must also be notified promptly upon the creation of any new personal investment accounts holding Securities, including Reportable Securities and Reportable Funds.

G.	Monitoring of Personal Securities Transactions

The Designated Officer or her designee shall review or supervise the review of the personal transactions reported pursuant to this Policy. As part of that review, each such reported transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Designated Officer or her designee determines a material violation of this Code has, or may have, occurred, he or she shall submit written documentation, together with the transaction report (if any), and any additional explanatory material provided by the individual, to the CCO of the Firm (or, if the purported violation occurred with respect to the CCO, then to the Management Committee, who shall make an independent determination of whether a material violation has occurred.

All reports of transactions and any other information submitted to the Firm or its Investment Advisory Clients or furnished to any other person pursuant to this Code, shall be treated as confidential. However, as provided herein, such reports are subject to review by the Designated Officer or her designee, the CCO or her designee, the Personal Investment Committee or the Management Committee, and by representatives of the SEC.

V.	Policies Related to Other Business Conduct

A.	Confidentiality

Executives, officers, and employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Systematic, companies researched by us for investment, our present and prospective clients, suppliers, and other executives, officers, and employees. Confidential information includes trade secrets and other proprietary information of the Firm, such as business or product plans, systems, methods, software, manuals, investment holdings, buy/sell recommendations, investment models and strategies, products, the identity of current, past or potential clients, financial results, financial information, business relationships, and operations. Safeguarding confidential information is essential to the conduct of our business. Systematic, therefore, requires caution and discretion in the use of such information to ensure that it is shared only with those who have a legitimate need to know.

Current and former executives, officers, and employees may not use or disclose confidential information obtained or developed as a result of employment with Systematic is for the purpose of furthering any private interest or as a means of making any personal gain. Without the express authorization of a Firm officer, confidential information should never be disclosed to anyone, including, without limitation, third parties such as financial analysts and brokers, competitors, suppliers, the media, and personal contacts and friends. Any suspected incident of fraud or theft should be immediately reported for investigation to both the Firm’s Chief Operating Officer and Chief Compliance Officer. Unauthorized disclosure or use of confidential information could cause serious consequences to Systematic or to the individuals affected and could lead to civil or criminal penalties or discipline, up to and including termination.

This Code’s Statement of Policy on Insider Trading contains further prohibitions pertaining to the use of confidential information in securities trading.

i.	Release of Client Information

A client must generally consent to the release of its information by Systematic to third parties, organizations, regulators or governmental bodies. All requests for information concerning a client (other than routine credit inquiries), including requests with respect to the legal process (such as subpoenas or court orders), must be promptly referred to CCO. No information may be released, nor should the client involved be contacted, until the CCO has approved such action.

In order to preserve the rights of our clients and to limit the Firm’s liability concerning the release of client proprietary information, care must be taken to:

II.	Limit use and discussion of information obtained on the job to normal business activities;

III.	Request and use only information which is related to our business needs;

IV.	Restrict access to records to those with proper authorization and legitimate business needs; and

V.	Include only pertinent and accurate data in files, which are used as a basis for taking action or making decisions.

All executives, officers and employees shall exercise care in maintaining the confidentiality of any proprietary information relating to the Firm or its Investment Advisory Clients, except when disclosure is authorized or legally mandated. Executives, officers, and employees should consult with the Firm’s CCO or legal counsel if they believe that they have a legal obligation to disclose confidential information. Confidential information includes non-public information of the Firm that may be helpful to competitors, or otherwise harmful to the Firm, or its Investment Advisory Clients. Confidential information also includes information with respect to the portfolio holdings of Investment Advisory Clients (including, particularly, Investment Company Clients). The obligation to preserve confidentiality of this information continues after association with Systematic ends.

B.	Fair Dealing

Executives, officers, and employees should endeavor to deal fairly with all Investment Advisory Clients, service providers and competitors, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information or misrepresentation of material facts.

C.	Gifts and Business Entertainment

No Access Person or their Immediate Family shall give or receive gifts, entertainment, favors, preferential treatment or special arrangements from anyone with whom Systematic is likely to have any business dealings, such as brokers, dealers, investment advisers, financial institutions, etc., unless the gift or entertainment falls within one of the categories of permissible gifts or entertainment listed below, and is not so frequent or excessive as to raise any question of propriety and is not otherwise inconsistent with any applicable law or regulation.

For a complete discussion of Systematic’s gift and business entertainment policies and procedures, please refer to Section III-2 of Systematic’s Compliance Manual.

i.	Charitable Gifts

Where an executive, officer, or employee receives a charitable request from a client of Systematic to provide a donation or sponsorship on behalf of Systematic, he or she should first submit a Donation/Sponsorship Form to the CCO or her designee. After the CCO has reviewed and approved the request, Systematic’s Controller will process the donation or sponsorship and ensure the charitable gift is properly recorded on the Firm’s Donation/Sponsorship Log. Generally, attendance at charity events does not require approval, unless the event is both being paid for by Systematic and conferring a benefit on a Systematic client, prospective client or other person with Systematic has a business relationship, in which case the value of the benefit would be subject to the Firm’s gift policy.

ii.	Gifts to Public Officials

Systematic prohibits the improper influencing of public officials through gifts, excessive entertainment or other means. In addition, certain states require the Firm to report gifts beyond a particular dollar threshold to one or more public employees to the State Ethics Commission or similar agency. In addition, the U.S. Foreign Corrupt Practices Act strictly prohibits giving, offering, or promising anything of value to any public official in the United States or foreign countries, with the intent of influencing an official act or other decision of the government. This law also applies to giving anything of value to other people, if there one should reasonably know that the person will transfer the gift to a public official. While certain payments may be lawful, all executives, officers, and employees of Systematic must obtain the prior approval of the CCO before providing any gifts or making any payment to a public employee in the US or in any foreign jurisdiction.

D.	Political Contributions

Systematic does not contribute financial or other support to political parties or candidates for public office.

Systematic executives, officers or employees may participate personally in political and charitable activities, including, without limitation, contributions and donations to political candidates in accordance with all applicable federal and state campaign finance laws. However, any such contributions may not be made in Systematic’s name or paid for by Systematic. Moreover, Systematic will not reimburse executives, officers, and employees for contributions made in their own names.

Systematic strictly prohibits any employee from making contributions or expenditures to or for any candidates for any public office, or to any persons for any political purpose, as a quid pro quo for receiving, or with the expectation of securing, business from any public official, or any federal, state, or local government agency.

Executives, officer’s and employee’s personal political contributions, and those of certain family members, could impact Systematic’s ability to continue to do business or bid on new business with government entities within certain jurisdictions in the United States. Specifically, Rule 206(4)-5 of the Investment Advisers Act of 1940, which applies to all registered investment advisers, including Systematic, places limits on individual contributions of certain investment adviser employees, and may prohibit an investment adviser from managing money for state or local government entity clients for a specified period following any disqualifying contributions. In addition, a number of jurisdictions have enacted so-called “pay-to-play” laws that prohibit certain employees of service providers to state or local agencies and departments from making political contributions to state or local officials that are covered by these laws. Even if a personal political contribution is not prohibited, these laws may require that any contribution be reported to the state or locality. Additionally, certain clients, such as Taft-Hartley clients, may have specific restrictions on contributions given to elected officials. Accordingly, Systematic prohibits executives, officers, and employees from making contributions to elected officials of these entities, or to any elected official for the purpose of obtaining or retaining an advisory contract.

Executives, officers and employees should direct any questions about potential political contributions to the CCO and consult Section III-3 of Systematic’s Compliance Manual for the Firm’s policy regarding “Political Contributions and Other Restricted Payments.”

E.	Outside Investment Advisory Services

No Access Person may render investment advisory services for compensation or the promise of future compensation to any person or entity who is not a client of the Firm. Access Persons may, however, render investment advisory services to a family member or close personal friend, or trust or other arrangement for the benefit of a family member or a close personal friend provided that the Access Person is not compensated and obtains the CCO’s prior written permission. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Firm and/or its general partner with respect to competitive activities.

F.	Transactions with Investment Advisory Clients

No Access Person shall knowingly purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, a direct or indirect Beneficial Ownership interest.

G.	Receipt of Brokerage Discounts

No Access Person shall, with respect to an account in which he or she has any direct or indirect Beneficial Ownership interest, accept any discount or other special consideration from any registered broker or dealer, which is not made available to other clients of the Firm and the broker’s or dealer’s clients.

H.	Service on Boards and Other Outside Activities

Executives, officers or employees may not, without having secured prior approval from the Firm’s Management Committee, serve as a director, officer, employee, partner or trustee, nor hold any other position of substantial interest in any outside business enterprise. Systematic does not require prior approval, however, if the following three conditions are met:

VI.	The enterprise is a family firm owned principally by other members of the individual’s family;

VII.	The family business is not doing business with Systematic or AMG or its affiliates; and

VIII.	The services required will not interfere with the individual’s duties at Systematic or the individual’s independence of judgment with respect to his or her activities at Systematic.

Additionally, executives, officers, or employees may not, without prior approval from Systematic’s Management Committee, have a substantial interest in: (i) any outside business which is reasonably known to be involved in a business transaction with Systematic or AMG, or; (ii) is engaged in businesses similar to any business engaged in by Systematic. A substantial interest is any investment in the outside business that is greater than the larger of 10 percent of an individual’s gross assets or $10,000, or involves an ownership interest greater than 5 percent of the business’s outstanding equity interests. Executives, officers and employees need not receive approval prior to investing in open-ended registered investment companies, such as investments in mutual funds; however; investment in Reportable Funds, must be reported as set forth in Exhibit C of this Code. Refer to Exhibit G for a list of Affiliated Mutual Funds and Sub-Advised Funds (which should be treated as Reportable Funds for the purpose of this reporting requirement).

Significant involvement by executives, officers or employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, Systematic requires disclosure of all relationships with outside enterprises annually. Systematic shall not purchase Securities of an issuer if any executives, officer or employee of Systematic is also a Partner, Director or Officer of the issuer.

The foregoing restrictions apply only to positions in business enterprises. Systematic does permit executives, officers, or employees to be associated with governmental, educational, charitable, religious or other civic organizations, which activities do not require the Firm’s prior consent.

I.	Other Business Activities

i.	Protection and Proper Use of Firm Assets

All executives, officers, and employees should endeavor to protect the assets of the Firm and its Investment Advisory Clients and pursue investment of these assets in accordance with the Firm’s business purposes.

The obligation of executives, officers and employees to protect the assets of the Firm includes, but is not limited to, its proprietary information. In general, proprietary information is information so marked and/or which is not normally known to the public or which would be helpful to a competitor. Proprietary information includes, for example, intellectual property such as trademarks and copyrights, as well as business, marketing, and service plans, databases, records, salary information, unpublished financial data and reports.

ii.	Issues Regarding the Retention of Suppliers

Executives, officers and employees may not use their position with Systematic to receive goods and services from a third party at rates not generally available to the public.

A conflict may arise if a third party, including a vendor and supplier of the Firm, offers an executive, officer or employee foods or services on terms not generally available to the public. Such an offer may create the appearance of impropriety and the implication that the third party expects the individual to provide something in return for the benefit offered. If an executive, officer, or employee questions whether the terms and conditions of an offer are the same as those offered to the public, he or she must seek the CCO’s prior approval before accepting the offer.

Systematic’s policy is to award orders, contracts, and commitments to suppliers strictly on the basis of merit without favoritism. The Firm’s choice of suppliers is based upon quality, reliability, price, service and technical advantage.

iii.	Improper Payments or Kickbacks

Systematic’s strictly prohibits giving or offering bribes, kickbacks or similar remuneration or consideration of any kind to any individual, organization, or intermediary, such as agents, attorneys or other consultants, for the purpose of obtaining or retaining business for, or directing business to, Systematic.

iv.	Books, Records and Accounts

Maintaining the integrity of Systematic’s accounting records is essential to Systematic’s ability to meet legal and regulatory obligations. Employees, officers and executives are individually responsible for honestly and accurately reporting all business transactions.

The Firm shall maintain all books, records and accounts accurately and in accordance with all applicable regulations and standards. The Firm’s financial statements shall conform, in all material respects, to generally accepted accounting rules and shall not establish any undisclosed or unrecorded account or fund for any purpose. No executive, officer or employee shall make false or misleading entries in the Firm’s books or records for any reason or disburse corporate funds or other corporate property without adequate supporting documentation.

All receipts and expenditures, including personal expense statements, must be supported by documents that accurately and properly describe such expenses. Systematic’s requires the employee(s) responsible for approving expenditures or for keeping books, records, and accounts to approve and record all expenditures and other entries based on proper supporting documents. Doing so shall reasonably ensure that the Firm’s accounting records are maintained in sufficient detail and accurately and fairly reflect all transactions of the Firm, including the disposition of assets and liabilities. Systematic prohibits the falsification of any book, record or account of the Firm, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment. The Firm will take disciplinary action against any executives, officers or employees who violate these rules, which may include dismissal.

J.	Miscellaneous Provisions

i.	Records

The Firm shall maintain and make available for examination by the SEC the following records as required by Rule 17j-1 under the Investment Company Act and Rule 204-2 and Rule 204A-1 under the Advisers Act in the manner and to the extent as set forth, including electronically as permitted by Rule 3la-2(f)(l) of the Investment Company Act:

IX.	A copy of this Code and any other code adopted by the Firm, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

X.

A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

XI.

Copies of executives, officers and employees’ written acknowledgements of receipt of this Code and any amendments shall be maintained for a period of not less than five years from the end of the fiscal year in which the acknowledgements were received and for five years after the individual ceases to be an employee;

XII.

A copy of all reports made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

XIII.	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

XIV.

A copy of all pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchases of limited offerings shall be maintained for a period of not less than five years after the end of the fiscal year in which approval was granted; and

XV.	A copy of each annual report shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

ii.	Amendments to the Code

The Firm reserves the right to amend this Code at any time for any reason. A copy of this Code is available upon request by contacting the CCO.

VI.	Violations, Sanctions and Penalties

This section’s procedures apply to all provisions of the Code, unless a specific section of the Code addresses the reporting of, or penalties associated with, potential violations or wrongdoings.

Systematic requires every employee officer and executive to act honestly and ethically in support of the Firm’s recognized culture of integrity. This broad requirement includes acting in what each individual believes to be the Firm’s best interest by promptly reporting to the CCO or Management Committee any concerns regarding any potential violations of any applicable law, rule or policy, or any other potential wrongdoing, by the Firm, any employees, or any service providers to the CCO or Management. Systematic’s unawareness of such potential violations may ultimately result in these activities adversely impacting every member of the Firm.

Accordingly, Systematic requires every executive, officer, and employee to report any potential violations of any applicable law, rule or policy, or other potential wrongdoing, including “apparent” or “suspected” violations, promptly to the CCO. In addition, any supervisor or executive who receives a report of a potential violation or wrongdoing must immediately inform the CCO. If the CCO is involved in the potential violation or wrongdoing, the employee, officer or executive may report the matter to any member of the Firm’s Management Committee.

The term “violations” is understood broadly to include, without limitation, such items as:

•	noncompliance with laws, rules, and regulations applicable to the business of the Firm;
•	fraud or illegal acts involving any aspect of the Firm’s business;
•	material misstatements in regulatory filings, internal books and records, Investment Advisory Clients’ records, or reports;
•	activity that is harmful to clients, including any fund shareholders; and
•	deviations from required internal controls, policies and procedures that safeguard clients and the Firm.

Systematic will take all such reports seriously, and promptly, appropriately and confidentially, to the extent permitted by law, investigate these reports. Executive, officers and employees may report anonymously.

i.	Investigation and Sanctions.

The CCO and/or the Management Committee shall promptly investigate potential violations and keep the reporting employee apprised of the investigation’s status. The reporting employee may also inquire as to the investigation’s status at any time.

Following the Firm’s investigation, any employee, officer or executive who is deemed to have committed any violations or other wrongdoing may be subject to disciplinary action including, but not limited to: a letter of censure, suspension of trading, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation. In addition, as part of any sanction, Systematic may require the individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or these procedures may also result in criminal prosecution or civil action.

ii.	Retaliation

Retaliation of any type against an individual who reports a suspected violation or assists in the investigation of such conduct (even if the conduct is not found to be a violation) is strictly prohibited and constitutes a further violation of the Code and these procedures.

iii.	Guidance

All personnel have the responsibility to alert the CCO or the Management Committee to any action or transaction that may constitute a violation and to refrain from any action or transaction which may lead to the appearance of a violation. The CCO will also provide periodic training to all of the Firm’s employees regarding the requirements of these policies and procedures. Finally, Systematic encourages all officers and employees to consult Section III-4 of the Compliance Manual, which details the Firm’s “Whistleblower Policy and Reporting Procedures.”

VII.	Receipt of Code and Compliance Certification

Systematic will provide each executive, officer and employee with a copy of this Code and any amendments thereto.

On a quarterly basis, Systematic requires each executive, officer and employee to certify that he or she has read, received, and understood this Code and any amendments thereto, and recognizes that he or she is subject to such Code. On a quarterly basis, all executive, officers and employees must sign a statement that they have maintained full compliance with all personal Securities trading and insider trading rules and regulations within this Code, including the Policy Statement on Insider Trading and the Personal Securities Trading Policy. Further, each Access Person must certify that he or she has disclosed or reported all personal Securities transactions pursuant to the Code’s requirements. The foregoing certifications must be set forth in writing on the Quarterly Compliance Acknowledgement attached hereto as Exhibit I

Exhibit A

Affiliated Managers Group, Inc.

Insider Trading Policy and Procedures

Policy Statement on Insider Trading

Affiliated Managers Group, Inc. (the “Company”)1 has adopted this Insider Trading Policy and Procedures (the “Policy”) that applies to the Company and to each director, officer and employee of the Company and each partner, officer and employee of the Company’s subsidiaries and affiliates (collectively, “Covered Persons”). Each Covered Person must, upon request by the Company, acknowledge his or her understanding of the Policy and agreement to be bound by the Policy. In the case of a Covered Person who is an officer or employee of an affiliate of the Company where the affiliate has adopted a substantially similar policy that is satisfactory to the Company, the Company may accept a certification from the affiliate with respect to the Covered Person’s understanding of, and agreement to be bound by, the affiliate’s policy.

This Policy contains a discussion of insider trading and sets forth trading restrictions applicable to Covered Persons. Under this Policy, a Covered Person (which may under certain circumstances include a person who was formerly a Covered Person) is forbidden from:

(i)

trading in any securities of the Company in any capacity (or in options to buy such securities or other derivative securities based on such securities) on the basis of material, non-public information;

(ii)	having others trade in such securities for him or her while he or she is in possession of material, non-public information; and

(iii)	communicating (or “tipping”) to others confidential or non-public information concerning the Company or other companies.

Discussion: What is “Insider Trading?”

Insider trading is, in addition to being a violation of this Policy, a violation of the federal securities laws. The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an “insider” of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

While the law concerning insider trading is not static, it is generally understood that, with respect to the Company and its securities, insiders are prohibited from doing the following:

1     The term “Company” refers to Affiliated Managers Group, Inc. and its subsidiaries and affiliates, collectively or individually, as the context requires.

(i)

Trading in any of the Company’s securities in any capacity (including derivative securities based on the Company’s securities) while in possession of material, non-public information concerning the Company. An example of this would be a sale of the Company’s securities at a time when a major acquisition was pending but not yet announced.

(ii)	Having others trade on the insider’s behalf while the insider is in possession of material, non-public information.

(iii)

Communicating non-public information concerning the Company to others who may then trade in securities of the Company or pass on the information to others who may trade in such securities. Such conduct, also known as “tipping,” results in liability for the insider of the Company who communicated such information (even if such insider does not actually trade himself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.	Who is an Insider?

The concept of “insider” is broad and generally includes any person who possesses material, non-public information about the Company and who has a duty to the Company to keep this information confidential. In the case of the Company, “insiders” include the Covered Persons. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service. Persons who can become temporary insiders include, among others, the Company’s attorneys, accountants, consultants and investment bankers. The Company also reserves the right to apply this Policy and its restrictions on trading to a person who leaves the Company (or an affiliate or subsidiary of the Company) for a period of up to six months following such person’s departure by giving notice to such person.

2.	What is Material Information?

Trading while in the possession of inside information is not a basis for liability unless the information is “material.” Generally, information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price, whether it is positive or negative, of an issuer’s securities.

There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. Although there is no precise, generally accepted definition of materiality, information is likely to be “material” if it relates to:

·	Earnings information and quarterly results

·	Projections of future earnings or losses or other earnings guidance (including confirming previous earnings guidance)

·	A pending or proposed merger, joint venture, acquisition, or tender offer, or an acquisition or disposition of significant assets (including significant affiliates)

·	Significant new investments or financings or related developments

·

Major events regarding the Company’s securities (including the declaration of a stock split or dividend, calls of securities for redemption, repurchase plans, changes to the rights of security holders or the offering of additional securities)

·	Severe financial liquidity problems

·	Significant litigation and regulatory matters

·	Changes in auditors or auditor notification that the Company may no longer rely on an audit report

·	Expansion or curtailment of significant operations

·	Bankruptcy or insolvency

“Inside” information could be material because of its expected effect on the price of the issuer’s securities, the securities of another company or the securities of several companies. Moreover, the resulting prohibition against the misuse of “inside” information includes not only restrictions on trading in the issuer’s securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

3.	What is Non-public Information?

In order for information to qualify as “inside” information, in addition to being “material,” the information also must be “non-public.” “Non-public” information is information that has not been made available to investors generally. This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

At such time as material, non-public information is released to the investing public, it loses its status as “inside” information. For “non-public” information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

To show that “material” information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K or other report with the Securities and Exchange Commission (the “SEC”) or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service or a national newspaper (e.g., The Wall Street Journal or The New York Times). The circulation of rumors or “talk on the street,” even if accurate, widespread and reported in the media, may not constitute the requisite public disclosure.

Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as “non-public” information, the use of which is subject to insider trading laws. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the “inside” information has yet to be publicly disclosed, the information is deemed “non-public” and may not be traded upon.

The Company generally does not consider quarterly and annual earnings results to have been disclosed publicly until one full trading day after a press release regarding such earnings. For example, if the earnings press release was issued on a Monday morning before market open, such earnings results would be considered public on Tuesday morning. Similarly, other material information will generally not be considered public until the trading day after public disclosure in the manner described previously.

4.	Penalties for Insider Trading.

Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers. A person can be subject to some or all of the penalties below even if he does not benefit personally from the violation. Penalties include:

·	Jail sentences

·	Disgorgement of profits

·

Civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (i.e., if the violation was one for tipping information), as well as criminal fines of up to $1,000,000

·	Fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

In addition, any violation of this Policy can be expected to result in serious sanctions by the Company, which may include dismissal of the person involved.

Trading Procedures

The following Trading Procedures are applicable to you because you are a Covered Person who may, by virtue of your duties or work conditions, have access to material, non-public information concerning the Company.

1.	Trading Windows and Pre-Clearance.

There are times when the Company may be aware of a material, non-public development. Although you may not know the specifics of the development, if you engage in a trade before such development is disclosed to the public or resolved, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, a trade by you during such a development could result in adverse publicity and sanctions for both the Company and you.

Therefore, if you are a Covered Person, you, your spouse and members of your immediate family sharing the same household may purchase or sell securities of the Company only during the “trading windows” that occur each quarter, as specified below; provided, that, such person is not in possession of material, non-public information (as provided generally herein). In addition, you (or your spouse or member of your immediate family sharing the same household) must pre-clear your (or their) intent to trade within any “trading window” with one of the Company officers listed on Schedule A hereto, as may be updated from time to time (each, a “Clearance Officer” for so long as such individual is employed by the Company).

The trading window is the period in any fiscal quarter beginning one full trading day after the Company’s issuance of a press release regarding quarterly or annual earnings (an “Earnings Release”) and ending on the last day of the fiscal quarter (i.e., March 31st, June 30th, September 30th and December 31st, as applicable). For example, if the Earnings Release was issued on a Monday morning before market open (January 29th), the trading window would open Tuesday morning (January 30th) and would close at the end of the day on March 31st.

In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to a Covered Person to allow a trade to occur outside of a trading window.

If you intend to engage in any trade in any capacity or for any account, you must first receive permission from a Clearance Officer as set forth above.2 Authorization to trade the Company’s securities will not be granted if the Company has unannounced pending material developments. This would occur, for example, if the Company was in discussions concerning a major acquisition during the period following an Earnings Release. If the trading window ended before the transaction was announced and the “blackout” was lifted, trading by Covered Persons would next be permitted during the trading window following the next quarterly Earnings Release. Any Clearance Officer may refuse to permit any transaction if he or she determines that such trade could give rise to a charge or appearance of insider trading. The Clearance Officer may consult with the Company’s counsel/outside counsel before responding to your request.

After receiving permission from a Clearance Officer to engage in a trade, you should complete your trade within 48 hours or make a new trading request.

Even if you have received pre-clearance, neither you, your spouse nor any member of your immediate family sharing your household may trade in any securities (including options and other derivative securities) of the Company if you or such other person is in possession of material, non-public information about the Company.

2     If the Clearance Officers will be absent from the office or unavailable for a significant period of time, they will designate someone to handle trading requests.

Options and Warrants. The exercise of an option or warrant issued to you by the Company to purchase securities of the Company is generally not subject to the Trading Procedures outlined above, but the securities so acquired may not be sold except during a trading window (for Covered Persons), after authorization from a Clearance Officer has been received, and after all other requirements of this Policy have been satisfied. The so-called “cashless exercise” of stock options through a broker, or any other market sale for the purposes of generating cash needed to pay the exercise price of an option, is covered by the Trading Procedures and, therefore, requires pre-clearance.

Rule 10b5-1 Plans. Pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), individuals may be able to avoid insider trading liability if they can demonstrate that the purchase or sale in question was made pursuant to a binding contract, instruction or written plan that satisfies the requirements of Rule 10b5-1(c) (a “10b5-1 Plan”). You may not enter into, amend, suspend or terminate any 10b5-1 Plan except with the prior approval of a Clearance Officer. Once you establish a 10b5-1 Plan in accordance with the foregoing, you will not need to clear in advance transactions made pursuant to the terms of the 10b5-1 Plan and transactions under such 10b5-1 Plan may occur at any time.

2.	Post-Trade Reporting.

You are required to report to a Clearance Officer any transaction in any securities of the Company in any capacity by you, your spouse or any immediate family member sharing your household immediately, and in any event not later than 5:00 p.m. on the day on which such transaction was effected. Each report you make to a Clearance Officer should include the date of the transaction, quantity, price and broker-dealer through which the transaction was effected. This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to a Clearance Officer, provided that such information is received by the Clearance Officer by 5:00 p.m. on the day on which such transaction was effected.

The foregoing reporting requirement is designed to help monitor compliance with the Trading Procedures set forth herein and to enable the Company to help those persons who are subject to reporting obligations under Section 16 of the Exchange Act to comply with these reporting obligations. Each director and executive officer, however, and not the Company, is personally responsible for ensuring that his or her transactions do not give rise to “short swing” liability under Section 16 of the Exchange Act and for ensuring that timely reports of his or her transactions in Company securities are filed with the SEC, as required by Section 16 of the Exchange Act.

3.	Prohibition on Day Trading, Use of Derivatives and Short Sales.

Neither you, your spouse nor any immediate family member sharing your household may (i) engage in any day trading of the Company’s securities, (ii) enter into trade puts, calls, options, warrants or other derivative instruments in respect of any of the Company’s securities, or (iii) engage in short selling or any economically equivalent transactions that would result in a net short exposure to the Company.

4.	No Margin Accounts or Pledges.

Neither you, your spouse nor any immediate family member sharing your household may (i) purchase any of the Company’s securities on margin, (ii) borrow against any account in which Company securities are held, or (iii) pledge Company securities as collateral for a loan.

5.	Limitations on Share Buybacks

The Company may purchase shares of its common stock from time to time, at management’s discretion, under programs approved by the Company’s Board of Directors. These transactions may occur as open market share purchases, including through the use of accelerated share repurchase agreements (“ASRs”), which may include derivative or forward contracts, as well as purchases pursuant to stock repurchase plans with brokers under Rule 10b5-1(c)(1) under the Exchange Act (each, a “Repurchase Plan” and together with the ASRs, a “Repurchase Agreement”), or any other method as approved by the Company’s Board of Directors from time to time. The Company may not conduct any such repurchases outside a Repurchase Plan, or enter into any Repurchase Agreements, while in possession of material non-public information under federal securities laws. In order to promote compliance with the forgoing, the Company shall be restricted from conducting repurchases outside a Repurchase Plan, or entering into any Repurchase Agreements, except during an open trading window, which begins each quarter one full trading day after the Company’s issuance of an Earnings Release and ending on the last day of the fiscal quarter.

Further, prior to opening the trading window each quarter, and prior to the Company’s entry into any Repurchase Agreement, the Company’s Legal Department shall conduct a process of confirming that the Company is in an “open trading window.” This process shall include consultations with members of the (i) Office of the CEO, (ii) Legal Department, (iii) Finance Department, and (iv) New Investments Team, to discuss any matters that have not been disclosed publicly and that a reasonable investor would consider important in making an investment decision to trade in the Company’s securities. These consultations shall include inquiries into any potential new investments, as well as a range of other matters that could be relevant from quarter-to-quarter, including those listed above under the heading “What is Material Information?”.

Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment. Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular duties.

In addition, the Company has strict policies relating to safeguarding the confidentiality of its internal, proprietary information. These include procedures regarding identifying, marking and safeguarding confidential information and employee confidentiality agreements. You are required to comply with these policies at all times.

It is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts and investors. Inquiries of this type received by any employee should be referred to a Clearance Officer.

Post-Termination Transactions

This Policy continues to apply to transactions in Company securities even after termination of service to the Company. If an individual is in possession of material, non-public information when his or her service terminates, that individual may not trade in Company securities until that information has become public or is no longer material.

Reporting of Violations

If you know or have reason to believe that this Policy, including the Trading Procedures described above, has been or is about to be violated, you should bring the actual or potential violation to the attention of a Clearance Officer immediately.

Modifications; Waivers

The Company reserves the right to amend or modify this Policy, including the Trading Procedures set forth herein, at any time. Waiver of any provision of this Policy in a specific instance may be authorized in writing by a Clearance Officer (or his designee), and any such waiver shall be reported to the Board of Directors of the Company at its next regularly scheduled meeting.

Questions

If you have any questions regarding this Policy or the Trading Procedures set forth herein, you are encouraged to contact a Clearance Officer, who may refer the question to the Company’s counsel or outside counsel before responding.

As of February 1, 2021

Schedule A

Clearance Officers

David M. Billings	General Counsel and Secretary

Alexandra Lynn	Chief Administrative Officer

As of February 1, 2021

Exhibit B

Examples of Beneficial Ownership

The Code of Ethics relates to the purchase or sale of securities of which an Access Person or his or her Immediate Family member has a direct or indirect “beneficial ownership” except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes ‘‘beneficial ownership” has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a)	by you for your own benefit, whether bearer, registered in your name, or otherwise;

(b)	by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)	for your account by pledgers;

(d)

by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct, by will, a distribution of trust property or income to you;

(e)

by you as trustee or co-trustee, where either you or members of your immediate family (i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents, treating a legal adoption as blood relationship) have an income or remainder interest in the trust;

(f)	by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)	by any partnership in which you are a partner,

(h)	by a personal holding company controlled by you alone or jointly with others;

(i)	in the name of your spouse unless legally separated;

(j)

in the name of minor children or in the name of any relative of you or of your spouse (including an adult child) who is presently sharing your home; this applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k)

in the name of another person (other than those listed in (i) and (j) above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

(l)

in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) above), if you can vest or revest title in yourself.

Exhibit C

Personal Trading Permissible Investments, Pre-Approval, Exemption to

Short Term Trading Ban & Reporting Requirements

It is the general policy of Systematic to prohibit personal securities transactions in common and preferred stock and other securities as noted below by all employees and employees’ immediate family, unless such securities were held prior to employment with Systematic. However, the sale of any such previously owned “non-permissible” securities may be effected, but only after receiving prior approval.

The following chart provides examples of those securities in which employees and employees’ immediate family members most commonly choose to invest while employed by Systematic and whether or not these investments are permissible (“Permissible Investments”), whether an employee must receive Systematic’s approval prior to transactions in a particular security (“Pre-Approval”),whether a security is subject to the 60 day ban on short-term trading profits rule, whether an employee must report transactions in a particular security within 30 days of a calendar quarter-end (“Reportable Securities”) and, if transactions in a particular account are not reportable, whether an employee must nevertheless notify Systematic of the account (“Reportable Account”).    Please refer to Systematic’s Personal Security Trading Policy in the Code of Ethics for all quarterly and annual reporting requirements.

Securities[1]
Security Type	Permissible Investments	Require Pre- Approval	Subject to 60 Day Ban on Short Term Trading Profit Rule	Reportable Security[2]	Reportable Account Holding Investments
Equities/Stocks (Common & Preferred)	Prohibited	Yes (Sales Only)	No	Yes	Yes

U.S. Government Obligations (Treasury Bills, Notes and Bonds)	Yes	No	No	No	Yes
Municipal and Corporate Bonds	Yes	No	Yes	Yes	Yes
Government Agency Bonds (U.S. & Non-U.S.)	Yes	No	Yes	Yes	Yes
Mortgage-Backed Assets, Asset Backed Securities and Collateralized Mortgage Obligations	Yes	No	Yes	Yes	Yes
Convertible Bonds	Prohibited	Yes (Sales Only)	Yes	Yes	Yes

Exchange-Traded Funds (ETFs) - including automatic dividend reinvestments in ETFs.	Yes	No	No	Yes	Yes

Private Investments / Limited Partnerships / Private Placements / Hedge Funds	Yes	Yes	No	Yes	Yes

Unit Investment Trusts (UITs)	Yes	Yes	No	Yes	Yes
Unit Investment Trusts (UITs) investing exclusively in open-end mutual funds.	Yes	Yes	No	Yes	Yes
Foreign Unit Trusts (i.e., UCITS) or Foreign Mutual Fund	Yes	Yes	No	Yes	Yes

Closed-end Mutual Funds (regardless of whether advised or sub-advised by SFM or by an affiliate).	Yes	No	Yes	Yes	Yes
Open-end Mutual Funds advised or sub-advised by Systematic	Yes	No	Yes	Yes	Yes
Open-end Mutual Funds advised or sub-advised by an affiliate	Yes	No	No	Yes	Yes
Open-end Mutual Funds / Non-affiliated Funds	Yes	No	No	No	Yes
Money Market Funds	Yes	No	No	No	Yes

Commodities / Foreign Exchange / Currencies	Yes	No	No	Yes	Yes

Cryptocurrencies – Direct Investments	Yes	No	No	Yes	Yes
Cryptocurrencies – Indirect Investments*	Yes	Yes	No	Yes	Yes

Bank Loans, Bankers Acceptances, Bank Certificates of Deposit, Commercial Paper, Repurchase Agreements	Yes	No	No	No	Yes

Special Transaction Types:
Special Transaction Type**:	Permissible Investments	Require Pre-Approval	Subject to 60 Day Ban on Short Term Trading Profit Rule	Reportable Security[2]	Reportable Account Holding Investments

IPOs (issued directly from the underwriting syndicate)	Prohibited	NA	NA	NA	NA
Initial Coin Offerings (ICOs)	Prohibited	NA	NA	NA	NA

Participation in Investment Clubs	Prohibited	NA	NA	NA	NA

Automatic Dividend Reinvestments (common or preferred stock)	No***	Yes	NA	Yes	Yes
Automatic Dividend Reinvestments (Open-end Funds)	Yes	No	NA	No	Yes
Non-Automatic Dividend Reinvestments	Yes	Yes	No	Yes	Yes
Automatic Investment Plan	Prohibited	NA	NA	NA	NA

Employee Stock Purchase/Option Plan (discretionary sale or exercise of options.	Yes	Yes - initial authorization	NA	Yes	Yes

Tender offer transactions**	Yes	No	No	Yes	Yes

Acquisition of securities by gift or inheritance	Yes	No	No	Yes	Yes
Sale of securities acquired by gift or inheritance	Yes	Yes	No	Yes	Yes

Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired. these rights from the issuer, and sales of such rights so acquired.	Yes	Yes	Yes	Yes	Yes

Transactions which are non-volitional on your part, including sales from a margin account due to a bona fide margin call.	Yes	No	No	Yes	Yes

Transactions effected for any account over which you have no direct or indirect influence or control (Discretionary Account).	Yes	No	No	Yes	Yes

Acquisition through corporate actions or actions applicable to all holders of the same class of securities.	Yes	No	No	Yes	Yes

1 A “Security” is any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment or futures contract, limited partnerships meeting the definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes); voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); closed-end investment companies; Exchange Traded Funds; private investment funds, hedge funds and investment clubs; foreign unit trusts and foreign mutual funds or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2 A “Reportable Security” is any Security, except direct obligations of the government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, shares issued by money market funds, shares issued by open-end funds other than reportable funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are affiliated funds.

3See “List of Affiliated Funds” (Exhibit H). See Systematic Sub-advised Funds page 55.

4See “List of Affiliated Funds” (Exhibit H).

*Cryptocurrency-related entities deriving a substantial amount of revenue therefrom, or private investments, ETFs and investment trusts investing directly and primarily in cryptocurrencies.

**You will be required to provide additional supporting documentation to the extent the information is not available on your brokerage statements.

***Any transaction that overrides the pre-set schedule of the automatic investments plan must be pre-cleared and reported. Annual Holdings report must represent updated holdings resulting from any automatic investment plans.

Exhibit D

Personal Trading Pre-Clearance Request Form

Pre-Clearance is only valid for the trading day on which the approval is received

To be completed by the Requester

Request to Purchase or Sell Securities for the Personal Account of:

Account Name:		Account Number:

Date:

Request to:	Buy	Sell

Security Name:	Symbol:

Current Price:	Executing Broker:

●	Are you in possession of material, non-public information regarding this security? Yes ☐ No ☐

●	Please indicate whether the security is a private placement, secondary offering, or initial public offering.

●

Have you had any communication with the requested securities corporate management and/or met with the company in the past 14 days? Yes ☐ No ☐ If yes, please provide details of your conversation including participants and any other relevant information. (Please attach separate sheet if you need more space.)

●	Please indicate any transactions you have made in this security within the past 60 days (buy or sell):

Evaluation by the Personal Investment Committee

Portfolio Management

By signing below you are acknowledging that you do not intend to buy or sell the above security in any of your client portfolios today, at current prices, or in the near future:

KB ______ RW __________    RP _______ BK ________

●	Is the security currently on the Research Focus List or is it currently being evaluated? Yes ☐ No ☐

Trading

Are there any open buy or sell orders for the above security? Yes ☐ No ☐

Has the Trading Department received a cancellation of an order for this security in the last 10 days? Yes ☐ No ☐

RC / MR

Evaluation by the Compliance Department

●	How many shares are currently held in Systematic portfolios?

●	Please indicate the last transaction executed by Systematic in the past 6 months including date, purchase or sale, and the number of shares traded:

KK/ME: Approval                      Denial                      If denial, reason for denial:

Exhibit E

Discretionary Third-Party Managed Account Authorization Form

I, _______________________________________, do hereby acknowledge that:

In accordance with Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940 and the Personal Securities Trading Policies embodied within Systematic Financial Management’s Code of Ethics (the “Code”), I am considered to be an “access person” of Systematic Financial Management, LP (“Systematic”) and subject to the terms and conditions of such aforesaid Rule and Code, both of which require periodic reporting of my personal securities transactions and holdings to be made to Systematic.

In accordance with Section IV.E. of Systematic’s Code, I hereby notify Systematic that I have retained (or intend to retain) a trustee or independent, third-party investment manager (the “Manager”) to manage certain of my accounts (the “Accounts”) on a fully discretionary basis, in which the Manager, pursuant to an investment management agreement, shall have the exclusive right and sole authority to make all investment decisions in the Account(s) without my permission or consultation, unless I otherwise revoke or rescind such discretion. In accordance with the investment management agreement, the Manager will have the authority to make all buy and sell decisions, the size (number of shares or dollar amount) of such decisions, the prices at which securities will be bought and sold, and the timing of all such decisions subject to any limitations, guidelines or instructions specified in the agreement. Accordingly, following the opening of the Account(s) and until I revoke or rescind discretion over the Account(s), I will have no direct or indirect influence or control over the investments selected for or sold from the Account(s) or the allocation of any investments held within the Account(s) listed below.

Following is a list of the discretionary accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Third- Party Trustee or Manager	Name of Third- Party Trustee’s or Manager’s Firm	Account Owner Name	Account Number and Custodian	Employee’s Relationship to Trustee or Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

1.
2.	Following the opening of the Account(s), other than my ability to terminate or rescind the Manager’s discretion, I will have no direct or indirect influence or control over the Accounts;
3.

If my control over the Accounts should change in any way, I will immediately notify Systematic in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule and Systematic’s policies set forth in the Code;

4.

I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Account(s) to Systematic’s Compliance Department as required, no less frequently than quarterly; and

5.

I understand that Systematic may periodically request an annual attestation from the Manager of each Account to confirm the Account continues to be discretionary and that there have been no instances where I have had direct or indirect influence or control of the Account.

Furthermore, I understand and acknowledge my obligations to maintain compliance and will routinely certify my compliance that, I will not, and did not:

1.	Suggest that the Manager make any particular purchases or sales of securities for the Accounts at any time;
2.	Direct the Manager to make any particular purchases or sales of securities for the Accounts at any time; and
3.

Following the opening of the Account(s), consult with the Manager as to the particular allocation of investments (e.g. size, timing or concentration of any one or more holdings) to be made in the Account(s) at any time.

In addition, as a Portfolio Manager at Systematic, I hereby acknowledge my obligation to maintain compliance with additional investment restrictions on my Accounts. As such, I further certify that I have informed the Manager(s) above of the following additional restriction(s):

-	I am prohibited from purchasing stock in an initial public offering (IPO). This prohibition applies to all IPOs, regardless of the market on which the stock trades.

Signature:	Date:

Exhibit F

ANNUAL EMPLOYEE QUESTIONNAIRE

I, __________________, do hereby certify on this date of _______________that for the Year Ending ________________the following information is accurate and true to the best of knowledge.

When completing this form, you will see that this Acknowledgement references terms and documents that are underlined. These terms and documents have special meanings which may be accessed by clicking on the highlighted link. Also note that all fields marked with an “* “are required fields.

I.	ANNUAL HOLDINGS DISCLOSURE

Rule 204A1 of the Investment Advisers Act of 1940 (the “Advisers Act”) requires that Systematic Financial Management, LP (“Systematic”) receive reports of its personnel’s securities holdings at least annually. Systematic must further receive reports of any transactions in certain reportable securities within 30 days after each calendar quarter. This portion of the Questionnaire is designed to help Systematic identify securities holdings and/or transactions that have not been previously reported and which may require such disclosure.

1.

Please click here to review your list of Accounts currently on record with Systematic’s Compliance department. This list includes accounts containing, and other interests in Reportable Securities and Reportable Funds, as well as accounts containing other Securities, maintained by you and your Immediate Family Members. Please verify that your list of Accounts is accurate and complete. Please refer to the Personal Trading Permissible Investments, Preapproval and Reporting Requirements for additional examples of Reportable Securities, Reportable Funds and other interests that may require disclosure.

(a) If you or your Immediate Family own any interests in any stock or other investments in Reportable Securities not held in a brokerage and/or bank account of which Systematic is not aware, or if the information contained in this list of accounts is incorrect, please provide the relevant or corrected information for each investment in the table below.

Examples of these interests include investments in hedge funds, private placements, limited partnerships, shares held in certificate form or on account at the issuer (non-custodied securities) etc.

Name of the Private Placement, Non-Custodied Security etc.	Owner or Investor of Record	Type of Investment	Account Number (if applicable)

(b) If there are additional accounts containing Reportable Securities and Reportable Funds of which Systematic is not aware, or if the information contained in this list of accounts is incorrect, please provide the relevant or corrected information for each account in the table below.

Name of Broker Dealer/Bank	Title/Name on the Account	Type of Account	Account Number	Date Account Established

If you or your Immediate Family have any brokerage and/or custodial accounts holding Reportable Securities or Reportable Funds, have you arranged for copies of confirmations and brokerage statements to be mailed directly to the Compliance Department for all accounts listed above?

(c) If there are additional accounts containing Securities of which Systematic is not aware, or if the information contained in this list of accounts is incorrect, please provide the relevant or corrected information for each account in the table below.

Name of Broker Dealer/Bank	Title/Name on Account	Type of Account	Date Account Established

2. Do you have any ownership interest of 5% or greater in entities (public or nonpublic) other than Systematic?

If Yes, please list below:

Name of Entity	Type of Business	Your Affiliation & Title	% Ownership

II.	POTENTIAL CONFLICTS OF INTEREST

1.

Please click here to review your outside business activity currently on record with Systematic’s Compliance department. If you have any additional outside employment or business activity or serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity of which Systematic is not aware, or if the information contained in this list of outside business activity is incorrect, please provide the relevant or corrected information for each account in the table below.

The following need not be disclosed: private placement, limited partnership or similar investments previously disclosed, and/or unpaid positions with nonprofit organizations which do not present any actual perceived conflicts of interest with Systematic.

Entity Name/ Type of Business	Your Affiliation and Title	Is This a Public Company?	Do You Provide Investment Advice?	Do You Take an Active Role in Mgt Decisions?	Are You Compensated or Receive Any Benefits?	Does This Represent 10% or More of Your Income?	Do You Have Investments in This Entity?

2. Please click here to review your list of potential conflicts of interest currently on record with Systematic’s Compliance department.

(a)

To the best of your knowledge, if you have any Family Members employed by a financial services business, Broker-dealer, investment adviser, fund administrator, private investment vehicle (i.e., hedge fund, private equity firm, etc.) or a publically traded company of which Systematic is not aware, or if the information contained in this list of potential conflicts is incorrect, please provide the relevant or corrected information for each account in the table below.

Name	Occupation	Employer

(b)

To the best of your knowledge, if you or any Family Members have a relationship with any client, prospective client, consultant, or service provider to Systematic or our clientele that could present or give the appearance of a potential conflict of interest of which Systematic is not aware, or if the information contained in this list of potential conflicts is incorrect, please provide the relevant or corrected information for each account in the table below.

Name	Relationship	Employer

3. Are you aware of any Systematic employee giving or receiving information, funds, services, business gifts, gratuities, favors, bribes, or kickbacks in such a manner that it may appear the purpose the employee’s conduct was to acquire special treatment in securing business?

If Yes, please list below:

Employee	Issue	Date

4. Do you have, or are you aware of, any internal control or compliance related issue that has not been reported to either the Chief Compliance Officer or a member of the Management Committee?

If Yes, please explain below:

5. Were you involved in any situation that might appear to be a conflict of interest, or are you aware of any unethical or conflict of interest situation on the part of any Systematic employee that has not been reported to the Chief Compliance Officer or a member of the Management Committee?

If Yes, please explain below:

III.	ACKNOWLEDGEMENTS

1. Do you understand that the information you obtain in the course of your employment including, but not limited to, Systematic’s investment decisions, propriety research models, client and employee information, financial circumstances of the firm or its clients as well as information contained in Systematic’s Compliance Manuals and related policies is confidential and proprietary and may not be disclosed to any third party or otherwise shared or disseminated in any way without the prior approval of the Chief Compliance Officer or another member of the Management Committee?

2. Do you understand that your role is to conduct business according to the highest standards of honesty and fairness through careful adherence to all applicable laws, rules, regulations, and Systematic Financial Management policies and procedures?

3. Do you agree that you will not use or disclose to any person or entity (except as required by applicable law or for the proper performance of your duties and responsibilities for the Firm or the Fund) any Confidential Information obtained by incidence of your employment or any other association with the Firm?

IV.	INFORMATION REQUIRED FOR SYSTEMATIC’S FORM ADV

As an SEC-registered investment adviser, Systematic is required to disclose in its Form ADV and certain other regulatory documents a variety of criminal, regulatory or disciplinary matters relating to the Firm. This portion of the Questionnaire is designed to help Systematic identify matters that may require such disclosure.

You will see that the Questionnaire uses terms that are underlined. These terms have special meanings that are defined in the GLOSSARY OF TERMS, which may be accessed by clicking on the highlighted link. If you answer “Yes” to any question, please write a summary of the matter in the box that appears below the question.

1.	In the past ten years, have you been charged, convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?

If Yes, describe below:

2.	Are there any felony charges pending against you?

If Yes, describe below:

3.

In the past ten years, have you been charged, convicted of or pled guilty or nolo contendere in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

If Yes, describe below:

4.	Are there any misdemeanor charges of the kind listed above currently pending against you?

If Yes, describe below:

5.	Has the Securities and Exchange Commission (SEC) or the Commodity Future Trading Commission (CFTC) ever:

(a) found you to have made a false statement or omission?

If Yes, describe below:

(b) found you to have been involved in a violation of SEC or CFTC regulations or statutes?

If Yes, describe below:

(c) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

If Yes, describe below:

(d) entered an order against you in connection with investment-related activity?

If Yes, describe below:

(e) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

If Yes, describe below:

6.	Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

(a) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?

If Yes, describe below:

(b) ever found you to have been involved in a violation of investment related regulations or statutes?

If Yes, describe below:

(c) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

If Yes, describe below:

(d) in the past ten years, entered an order against you in connection with an Investment-related activity?

If Yes, describe below:

(e) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

If Yes, describe below:

7.	Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

(a) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?

If Yes, describe below:

(b) ever found you to have been involved in a violation of investment related regulations or statutes?

If Yes, describe below:

(c) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

If Yes, describe below:

(d) in the past ten years, entered an order against you in connection with an Investment-related activity?

If Yes, describe below:

(e) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

If Yes, describe below:

8.	Has any self-regulatory organization or commodities exchange ever:

(a) found you to have made false statement or omission?

If Yes, describe below:

(b) found you to have been involved in a violation of the rules (other than a violation) designated as a “minor rule violation” under a plan approved by the SEC?

If Yes, describe below:

(c) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

If Yes, describe below:

(d) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

If Yes, describe below:

9.	Has an authorization to act as an attorney, accountant, chartered financial analyst or federal contractor granted to you ever been revoked or suspended?

If Yes, describe below:

10.	Are you now the subject of any regulatory proceeding that could result in a “Yes” answer to any part of items (C), (D), or (E)?

If Yes, describe below:

11.	Has any domestic or foreign court:

(a) in the past ten years, involved you in connection with any investment-related activity?

If Yes, describe below:

(b) ever found that you were involved in a violation of investment-related Statutes or regulations?

If Yes, describe below:

(c)	ever dismissed, pursuant to a settlement agreement, an investment-related Civil action brought against you by a state or foreign financial regulatory authority?

If Yes, describe below:

12.	Are you now the subject of any civil proceeding that could result in a “YES” answer to any part of Question (H)?

If Yes, describe below:

13.	Have you:

(a) within the past 10 years been charged or convicted of any felony or misdemeanor involving a purchase or sale of any security or arising out of your conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of an investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act?

If Yes, describe below:

(b) ever, by reason of any misconduct, been permanently or temporarily enjoined by order, judgment, or decree of any court from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of an investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase of sale or any security?

If Yes, describe below:

14.	Has the SEC or any domestic court found you ever:

(a) willfully made or caused to be made, in any registration statement, application or report filed with the SEC, any statement, which was at the time and in the light of the circumstances under which it was made, false or misleading with respect to any material fact, or omitted to state in any such registration statement, application or report, any material fact which was required to be stated therein?

If Yes, describe below:

(b) willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Commodity Exchange Act, or of any rule or regulation promulgated under these statutes?

If Yes, describe below:

(c) willfully aided, abetted, counseled, commanded, induced, or procured the violation by any other person of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Commodity Exchange Act, or of any rule or regulation promulgated under these statutes?

If Yes, describe below:

15.	Has a foreign financial regulatory authority:

(a) found you to have ever made or caused to be made in any application for registration or report required to be filed with a foreign financial regulatory authority, or in any proceeding before a foreign financial regulatory authority with respect to registration, any statement that was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or omitted to state in any application or report to a foreign financial regulatory authority any material fact that is required to be stated therein?

If Yes, describe in the box below:

(b) found you to have ever violated any foreign statute or regulation regarding transactions in securities or contracts of sale of a commodity for future delivery traded on or subject to the rules of a contract market or any board of trade?

If Yes, describe below:

(c) found you to have ever aided, abetted, counseled, commanded, induced, or procured the violation by any other person of any foreign statute or regulation regarding transactions in securities contracts of sale of a commodity for future delivery traded on or subject to the rules of a contract market or any board of trade?

If Yes, describe below:

(d) within the past ten years, convicted you, by a foreign court, of a crime, however denominated by the laws of the relevant foreign government, that is substantially equivalent to an offense set forth in the Question I (1)?

If Yes, describe below:

(e) ever, by reason of any misconduct, temporarily or permanently enjoined you, by any foreign court, from acting in any of the capacities, set forth in Question I (2), or a substantially equivalent foreign capacity, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security?

If Yes, describe in the box below:

16.

Has a domestic, foreign or military court, whether criminal, administrative or civil, an arbitration panel, federal or state regulatory agency, foreign financial regulatory authority or self-regulatory organization ever:

(a) charged you with, convicted you of, or otherwise found you liable for, any of the following offenses: (a) any offense relating to the purchase or sale of a security, an investment or an investment-related business or activity; (b) any fraud, false statements, false oaths, false reports, perjury or omissions; (c) theft, embezzlement, burglary, larceny, robbery, misappropriation of funds or securities, or the wrongful taking of property; (d) bribery, , forgery, counterfeiting, extortion; or, (e) conspiracy to commit any offenses identified in (a)-(d)?

If Yes, describe below:

(b) identified you as the subject of any order, judgment or decree permanently or temporarily enjoining you from engaging in any investment-related activity, or from violating any investment-related statute, rule or order?

If Yes, describe below:

(c) found you to have been involved in a violation of an investment-related statute or regulation resulting in an investment-related business having its authorization to do business revoked, the denial, suspension or revocation of an authorization to act in, or be associated with, an investment-related business or some other significant limitation on your investment-related activities?

If Yes, describe below:

GLOSSARY OF TERMS

Charges: Accusations of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or temporary restraining order.

Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

Foreign Financial Regulatory Authority: This term includes (1) foreign securities authority; (2) another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Investment-Related Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

Involved: Engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rule Violation: A violation of a self-regulatory organization rule that has been designated as a “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine.

Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.

Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization or SRO: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), FINRA and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

Exhibit G

Initial Compliance Certifications and Acknowledgements

    I,                                                                                        , do hereby acknowledge that:

(i)

I have received and read and understand and agree to familiarize myself with and abide by, all of the policies and procedures set forth in Systematic Financial Management, L.P.’s (“Systematic”) Compliance Manual. I further confirm I will comply with the provisions of the Compliance Manual applicable to me and will report any exceptions or issues that become known to me to Systematic’s Chief Compliance Officer (“CCO”).

(ii)

Furthermore, I have received and read, and understand and agree to familiarize myself with and abide by, Systematic’s Code of Ethics, including Systematic’s and Affiliated Managers Group’s (“AMG”) Insider Trading Policy and Procedures. As such:

a.

I will inform Systematic of the name of any broker, dealer or bank with whom, I, or my Immediate Family maintain an account in which any Securities are held for myself, my family, or any other similar accounts for which

i.	I/we maintain partial or complete discretion and authority, and;

ii.

Any Account over which a Trustee or Third-Party Manager maintains discretionary authority and control, I will further provide all necessary information about said accounts to Systematic as required from time to time under Systematic’s Code of Ethics or at their discretion, including all security positions held in these accounts as well as other security holdings subject to reporting under this Code, within 10 days of my employment with Systematic.

b.	I further state I understand and agree to comply with all Company procedures for security transactions executed by me or my Immediate Family including, among others:

i.	Submitting a Personal Trading Request Pre-Clearance Form before the execution of any transaction requiring such pre-approval;

ii.

Ensuring Systematic’s Compliance Department receives duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements and duplicate confirmations of my transactions to assure confirmation of any pre-approved transactions and minimum holding periods required by Systematic’s Code of Ethics; and

iii.

Making Systematic’s Compliance Department fully aware of all personal securities transactions executed by me or my Immediate Family that result in violations of Systematic’s Personal Trading policies and procedures.

(iii)

I also acknowledge I have received and read, and understand and agree to familiarize myself with and abide by, Systematic’s Employee Handbook.    I further acknowledge and understand my employment with Systematic is “at-will” and I may be terminated or resign at any time for any reason, and nothing contained in the Employee Handbook or any oral representation to the contrary alters my “at-will” status.

(iv)

And lastly, I understand my failure to comply in all respects with Systematic’s policies and procedures, including, but not limited to, Systematic’s Code of Ethics and AMG’s Insider Trading Policy and Procedures, is a basis for termination of my employment from Systematic.

Signature:	Date:

Exhibit H

List of Affiliated Funds

Updated March 2021

Systematic employees may invest in open-end mutual funds without pre-approval. However, the Affiliated Funds identified below are Reportable Funds. Reportable Fund means: (i) any Fund for which Systematic serves as the investment adviser or sub-adviser, or; (ii) any Fund with an investment adviser or principal underwriter controlled by, controlling or under common control with Systematic.

Affiliate Fund Sponsor	Fund Name	Ticker
AMG Funds	AMG Beutel Goodman Core Plus Bond	ADBLX, ADLIX, ADZIX
AMG Funds	AMG Beutel Goodman International Equity	APINX, APCTX, APCZX
AMG Funds	AMG Boston Common Global Impact	BRWIX
AMG Funds	AMG FQ Global Risk Balanced	MMAVX, MMASX, MMAFX
AMG Funds	AMG FQ Tax Managed US Equity	MFQAX, MFQTX
AMG Funds	AMG Frontier Small Cap Growth	MSSVX, MSSCX, MSSYX
AMG Funds	AMG GW&K Core Bond ESG	MBGVX, MBDFX, MBDLX
AMG Funds	AMG GW&K Emerging Markets Equity	TLEVX, TLESX, TLEIX
AMG Funds	AMG GW&K Emerging Wealth Equity	TYWVX, TYWSX, TYWIX
AMG Funds	AMG GW&K Enhanced Core Bond ESG	MFDAX, MFDSX, MFDYX,
AMG Funds	AMG GW&K ESG Bond Fund	MGFIX, MGBIX
AMG Funds	AMG GW&K Global Allocation	MBEAX, MBESX, MBEYX
AMG Funds	AMG GW&K High Income	MGGBX, GWHIX
AMG Funds	AMG GW&K International Small Cap	MECAX, MECIX, MECZX
AMG Funds	AMG GW&K Municipal Bond	GWMTX, GWMIX
AMG Funds	AMG GW&K Municipal Enhanced Yield	GWMNX, GWMEX, GWMZX
AMG Funds	AMG GW&K Small Cap Core	GWETX, GWEIX, GWEZX
AMG Funds	AMG GW&K Small Cap II	ACWDX, ACWIX
AMG Funds	AMG GW&K Small Cap Value	SKSEX, SKSIX, SKSZX
AMG Funds	AMG GW&K Small Cap Value II	ASCTX, ACRTX, ACZTX
AMG Funds	AMG GW&K Small/Mid Cap	GWGVX, GWGIX, GWGZX
AMG Funds	AMG Montrusco Bolton Large Cap Growth	MCGFX, MCGIX
AMG Funds	AMG Pantheon Fund, LLC
AMG Funds	AMG Renaissance Large Cap Growth	MRLTX, MRLSX, MRLIX
AMG Funds	AMG River Road Dividend All Cap Value	ARDEX, ARIDX, ARZDX
AMG Funds	AMG River Road Focus Absolute Value	ARRFX, AFAVX, ARRZX
AMG Funds	AMG River Road Large Cap Value Select	FQUAX, MEQFX
AMG Funds	AMG River Road Long-Short	ARLSX, ALSIX, ARLZX
AMG Funds	AMG River Road Mid-Cap Value	CHTTX, ABMIX, ABIZX
AMG Funds	AMG River Road Small Cap Value	ARSVX, ARSIX, ARZMX
AMG Funds	AMG River Road Small-Mid Cap Value	ARSMX, ARIMX, ARSZX

AMG Funds	AMG TimesSquare Emerging Markets Small Cap	TQENX, TQEIX, TQEZX
AMG Funds	AMG TimesSquare Global Small Cap	TSYNX, TSYIX, TSYZX
AMG Funds	AMG TimesSquare International Small Cap	TCMPX, TQTIX, TCMIX
AMG Funds	AMG TimesSquare Mid Cap Growth	TMDPX, TQMIX, TMDIX
AMG Funds	AMG TimesSquare Small Cap Growth	TSCPX, TSQIX, TSCIX
AMG Funds	AMG Veritas Asia Pacific	MGSEX, MSEIX
AMG Funds	AMG Veritas Global Real Return	BLUEX
AMG Funds	AMG Yacktman Focused Fund	YAFIX,YAFFX
AMG Funds	AMG Yacktman Focused Fund - Security Selection Only	YFSIX,YFSNX
AMG Funds	AMG Yacktman Fund	YACKX
AMG Funds	AMG Yacktman Special Opportunities	YASSX,YASLX
AMG Funds	AMG CenterSquare Real Estate	MRESX, MRASX, MREZX
AMG Funds	AMG Emerging Opportunities Fund	MMCFX, MIMFX
AQR Funds	AQR Alternative Risk Premia Fund	QRPIX,QRPNX,QRPRX
AQR Funds	AQR Core Plus Bond Fund	QCPIX,QCPNX,QCPRX
AQR Funds	AQR Diversified Arbitrage Fund	ADAIX,ADANX,QDARX
AQR Funds	AQR Diversifying Strategies Fund	QDSIX, QDSNX, QDSRX
AQR Funds	AQR Emerging Multi-Style II Fund	QTELX, QTENX, QTERX
AQR Funds	AQR Equity Market Neutral Fund	QMNIX,QMNNX,QMNRX
AQR Funds	AQR Global Equity Fund	AQGIX,AQGNX,AQGRX
AQR Funds	AQR Global Macro Fund	QGMIX,QGMNX,QGMRX
AQR Funds	AQR International Defensive Style Fund	ANDIX,ANDNX,ANDRX
AQR Funds	AQR International Equity Fund	AQIIX,AQINX,AQIRX
AQR Funds	AQR International Momentum Style Fund	AIMOX,AIONX,QIORX
AQR Funds	AQR International Multi-Style Fund	QICLX,QICNX,QICRX
AQR Funds	AQR Large Cap Defensive Style Fund	AUEIX,AUENX,QUERX
AQR Funds	AQR Large Cap Momentum Style Fund	AMOMX,AMONX,QMORX
AQR Funds	AQR Large Cap Multi-Style Fund	QCELX,QCENX,QCERX
AQR Funds	AQR Long/Short Equity Fund	QLEIX,QLENX,QLERX
AQR Funds	AQR Managed Futures Strategy Fund	AQMIX,AQMNX,AQMRX
AQR Funds	AQR Managed Futures Strategy HV Fund	QMHIX,QMHNX,QMHRX
AQR Funds	AQR Multi-Asset Fund	AQRIX,AQRNX,AQRRX
AQR Funds	AQR Risk Balanced Commodity Strategies Fund	QRCRX,ARCIX,ARCNX
AQR Funds	AQR Risk Parity II MV Fund	QRMIX,QRMNX,QRMRX
AQR Funds	AQR Small Cap Momentum Style Fund	ASMOX,ASMNX,QSMRX
AQR Funds	AQR Small Cap Multi-Style Fund	QSMLX,QSMNX,QSERX
AQR Funds	AQR Style Premia Alternative	QSPIX,QSPNX,QSPRX
AQR Funds	AQR International Equity Collective Investment Fund
AQR Funds	AQR Global Equity Collective Investment Fund
AQR Funds	AQR Diversifying Strategies Collective Investment Fund
AQR Funds	AQR Emerging Equities Collective Investment Fund
AQR Funds	AQR Collective Investment Trust - AQR US Enhanced Equity Collective Investment Fund
AQR Funds	AQR Collective Investment Trust - AQR Core Plus Bond Collective Investment Fund
Boston Common Asset Management	Boston Common ESG Impact International Fund	BCAIX

Boston Common Asset Management	Boston Common ESG Impact U.S. Equity Fund	BCAMX
Harding Loevner Funds, Inc.	Harding Loevner Funds, Inc - International Small Companies Portfolio	HLMRX,HLMSX
Harding Loevner Funds, Inc.	Harding Loevner Funds, Inc - Frontier Emerging Markets Portfolio	HLFMX,HLMOX,HLFFX
Harding Loevner Funds, Inc.	Harding Loevner Funds, Inc. - Institutional Emerging Markets	HLMEX,HLEZX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - Emerging Markets Portfolio	HLEMX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - Emerging Markets Research Portfolio	HLREX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - Chinese Equity	HLMCX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - Global Equity Portfolio	HLMGX,HLMVX,HLGZX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - Global Equity Research Portfolio	HLRGX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - International Equity Portfolio	HLMIX,HLIZX,HLMNX
Harding Loevner Funds, Inc.	Harding, Loevner Funds, Inc. - International Equity Research Portfolio	HLIRX
Jackson Square Partners	JSP SMID Cap Growth	DCGTX, JSMTX, JSMVX
Jackson Square Partners	JSP SMID CIT Fund
Jackson Square Partners	JSP Large Cap Growth	DPLGX, JSPIX, JSPJX
Jackson Square Partners	JSP Global Growth Fund	JSPUX, JSPTX
Jackson Square Partners	JSP International Growth	JSSSX, JSSGX
Jackson Square Partners	JSP Select 20	DPCEX
Pantheon Ventures Inc.	Pantheon Select Private Equity CIT
Third Avenue Funds	Third Avenue Real Estate Value Fund	TAREX,TVRVX,TARZX
Third Avenue Funds	Third Avenue Small-Cap Value Fund	TASCX,TVSVX,TASZX
Third Avenue Funds	Third Avenue Value Fund	TAVFX,TVFVX,TAVZX
Third Avenue Funds	Third Avenue Variable Series Trust
Third Avenue Funds	Third Avenue International Real Estate Value Fund	REIFX, REIZX
Tweedy, Browne Fund Inc.	Tweedy, Browne Global Value Fund	TBGVX
Tweedy, Browne Fund Inc.	Tweedy, Browne Global Value Fund II - Currency Unhedged	TBCUX
Tweedy, Browne Fund Inc.	Tweedy, Browne Value Fund	TWEBX
Tweedy, Browne Fund Inc.	Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

AQR Capital Management, LLC	AST Academic Strategies Asset Allocation
AQR Capital Management, LLC	AST AQR Emerging Markets Equity Portfolio
AQR Capital Management, LLC	Clearwater Mid Cap Core Equity Fund
AQR Capital Management, LLC	Columbia Funds Series Trust I – Active Portfolios Multi-Manager Alternative Strategy	CLAAX,CLFUX,CLABX,CLAZX,CLIVX,CLAYX,CRRLX
AQR Capital Management, LLC	Columbia Funds Series Trust I - Active Portfolios Multi-Manager Directional Alternatives Fund
AQR Capital Management, LLC	Columbia Funds Variable Series Trust II - CTIVP - AQR International Core Equity Fund
AQR Capital Management, LLC	GuideStone Capital Management Select Funds Emerging Markets Portfolio	GEMYX,GEMZX
AQR Capital Management, LLC	GuideStone Defensive Market Strategies Fund	GDMYX,GDMZX
AQR Capital Management, LLC	GuideStone International Equity	GIEYX,GIEZX
AQR Capital Management, LLC	JNL Series Trust - JNL/AQR Managed Futures Strategy Fund
AQR Capital Management, LLC	JNL/AQR Large Cap Relaxed Constraint Equity Fund
AQR Capital Management, LLC	Met Investor Series Trust – AQR Global Risk Balanced Portfolio
AQR Capital Management, LLC	Nationwide Variable Insurance Trust - NVIT Nationwide Fund
AQR Capital Management, LLC	Prudential Retirement Insurance and Annuity Company International Blend / Munder Fund
AQR Capital Management, LLC	SEI Institutional Managed Trust - Multi-Asset Accumulation Fund	SAAAX,SMOYX
AQR Capital Management, LLC	TIFF Investment Program - TIFF Multi-Asset Fund - US
Beutel Goodman & Company Ltd	Brown Advisory Beutel Goodman Lg-Cp Val Fd	BVALX
Beutel Goodman & Company Ltd	AMG Beutel Goodman International Equity	APINX, APCTX, APCZX
Beutel Goodman & Company Ltd	AMG Beutel Goodman Core Plus Bond	ADBLX, ADLIX, ADZIX
Boston Common Asset Management	AMG Boston Common Global Impact	BRWIX
First Quadrant, L.P.	AMG FQ Tax Managed US Equity	MFQAX, MFQTX
First Quadrant, L.P.	AMG FQ Global Risk Balanced	MMAVX, MMASX, MMAFX
First Quadrant, L.P.	UBS PACE Alternative Strategies	PASIX,PASPX,PASYX
First Quadrant, L.P.	AST Academic Strategies Asset Allocation - Currency Sleeve
First Quadrant, L.P.	John Hancock Currency	JCUAX,JCUCX,JCUIX,JCUNX,JHCCX,JCURX

First Quadrant, L.P.	LoCorr Dynamic Equity Fund	LEQAX,LEQCX,LEQIX
First Quadrant, L.P.	Atlas Portfolio Select SPC
Frontier Capital Management Company, LLC	AMG Frontier Small Cap Growth	MSSVX, MSSCX, MSSYX
Frontier Capital Management Company, LLC	M Financial Group (Formerly M Funds, Inc.)
Frontier Capital Management Company, LLC	The Hirtle Callahan Trust
Frontier Capital Management Company, LLC	Brighthouse Mid Cap Growth Fund
Frontier Capital Management Company, LLC	VANGUARD MID CAP GROWTH FUND - FRONTIER
Frontier Capital Management Company, LLC	Vanguard Explorer Value Fund
Frontier Capital Management Company, LLC	MassMutual Select Mid Cap Growth Equity Fund II	MEFAX,MMELX,MEFZX,MEFNX,MEFFX,MGRFX,MEFYX
GW&K Investment Management, LLC	AMG GW&K Core Bond ESG	MBGVX, MBDFX, MBDLX
GW&K Investment Management, LLC	AMG GW&K Emerging Markets Equity	TLEVX, TLESX, TLEIX
GW&K Investment Management, LLC	AMG GW&K Emerging Wealth Equity	TYWVX, TYWSX, TYWIX
GW&K Investment Management, LLC	AMG GW&K Enhanced Core Bond ESG	MFDAX, MFDSX, MFDYX,
GW&K Investment Management, LLC	AMG GW&K ESG Bond Fund	MGFIX, MGBIX
GW&K Investment Management, LLC	AMG GW&K Global Allocation	MBEAX, MBESX, MBEYX
GW&K Investment Management, LLC	AMG GW&K High Income	MGGBX, GWHIX
GW&K Investment Management, LLC	AMG GW&K International Small Cap	MECAX, MECIX, MECZX
GW&K Investment Management, LLC	AMG GW&K Municipal Bond	GWMTX, GWMIX
GW&K Investment Management, LLC	AMG GW&K Municipal Enhanced Yield	GWMNX, GWMEX, GWMZX
GW&K Investment Management, LLC	AMG GW&K Small Cap Core	GWETX, GWEIX, GWEZX
GW&K Investment	AMG GW&K Small Cap II	ACWDX, ACWIX

Management, LLC
GW&K Investment Management, LLC	AMG GW&K Small Cap Value	SKSEX, SKSIX, SKSZX
GW&K Investment Management, LLC	AMG GW&K Small Cap Value II	ASCTX, ACRTX, ACZTX
GW&K Investment Management, LLC	AMG GW&K Small/Mid Cap	GWGVX, GWGIX, GWGZX
GW&K Investment Management, LLC	John Hancock Small Cap Opportunities Fund II	JISOX,JASOX,JBSOX,JHSOX,JRSOX,JSSOX,JTSOX,JUSOX,JWSOX
GW&K Investment Management, LLC	John Hancock VIT Small Cap Opportunities Fund
GW&K Investment Management, LLC	Goldman Sachs Multi-Manager Fund - Small Cap Core
GW&K Investment Management, LLC	Mercer US Small/Mid Cap Equity Fund	MSCGX
Harding Loevner LP	Bessemer Old Westbury Large Cap Strategies Fund	OWLSX
Harding Loevner LP	Homestead Funds, Inc. International Equity Fund	HISIX
Harding Loevner LP	Commonfund Screened Global Equity, LLC
Harding Loevner LP	Morningstar Funds Trust	MSTFX
Montrusco Bolton	AMG Montrusco Bolton Large Cap Growth	MCGFX, MCGIX
Pantheon Ventures Inc.	AMG Pantheon Master Fund
The Renaissance Group LLC	AMG Renaissance Large Cap Growth	MRLTX, MRLSX, MRLIX
River Road Asset Management, LLC	AMG River Road Dividend All Cap Value	ARDEX, ARIDX, ARZDX
River Road Asset Management, LLC	AMG River Road Focus Absolute Value	ARRFX, AFAVX, ARRZX
River Road Asset Management, LLC	AMG River Road Large Cap Value Select	FQUAX, MEQFX
River Road Asset Management, LLC	AMG River Road Long-Short	ARLSX, ALSIX, ARLZX
River Road Asset Management, LLC	AMG River Road Mid-Cap Value	CHTTX, ABMIX, ABIZX
River Road Asset	AMG River Road Small Cap Value	ARSVX, ARSIX, ARZMX
Management, LLC
River Road Asset	AMG River Road Small-Mid Cap Value	ARSMX, ARIMX, ARSZX

Management, LLC
River Road Asset Management, LLC	Adara Smaller Companies Fund
River Road Asset Management, LLC	MERCER US SMALL/MID CAP EQUITY FUND	MSCGX
Systematic Financial Management, L.P.	Transamerica Small/Mid Cap Value	IIVAX,IIVLX,TSVIX,TSMVX,TASMX
Systematic Financial Management, L.P.	Transamerica Small/Mid Cap Value VA
TimesSquare Capital Management, LLC	AMG TimesSquare Emerging Markets Small Cap	TQENX, TQEIX, TQEZX
TimesSquare Capital Management, LLC	AMG TimesSquare Global Small Cap	TSYNX, TSYIX, TSYZX
TimesSquare Capital Management, LLC	AMG TimesSquare International Small Cap	TCMPX, TQTIX, TCMIX
TimesSquare Capital Management, LLC	AMG TimesSquare Mid Cap Growth	TMDPX, TQMIX, TMDIX
TimesSquare Capital Management, LLC	AMG TimesSquare Small Cap Growth	TSCPX, TSQIX, TSCIX
TimesSquare Capital Management, LLC	GuideStone Small Cap Equity	GSCYX,GSCZX
TimesSquare Capital Management, LLC	The Vantagepoint Funds (formerly Vantagepoint Aggressive Opportunities Fund)
TimesSquare Capital Management, LLC	Small Cap Growth/TimesSquare Fund (Prudential)
TimesSquare Capital Management, LLC	Mid Cap Growth/TimesSquare Fund (Prudential)
TimesSquare Capital Management, LLC	Vanguard International Explorer Fund
Veritas Asset Management LLP	AMG Veritas Asia Pacific	MGSEX, MSEIX
Veritas Asset Management LLP	AMG Veritas Global Real Return	BLUEX
Veritas Asset Management LLP	Mercer Low Volatility Equity Fund (US)	MGLVX
Veritas Asset Management LLP	Towers Watson Investment Services Inc

Yacktman Asset Management LP	Vantagepoint Equity Income Fund
Yacktman Asset Management LP	AMG Yacktman Focused Fund	YAFIX,YAFFX
Yacktman Asset Management LP	AMG Yacktman Focused Fund - Security Selection Only	YFSIX,YFSNX
Yacktman Asset Management LP	AMG Yacktman Fund	YACKX
Yacktman Asset Management LP	AMG Yacktman Special Opportunities	YASSX,YASLX

Exhibit I

QUARTERLY COMPLIANCE ACKNOWLEDGEMENT

I,                                 , do hereby certify on this date of                      that for the quarter ending                      the following information is accurate and true to the best of knowledge.

When completing this form, you will see that this Acknowledgement references a number of terms and documents that are underlined. These terms and documents have special meanings which may be accessed by clicking on the underlined link.

I.	GENERAL STATEMENT OF COMPLIANCE WITH SYSTEMATIC POLICIES

I have read, received, understood and complied with all of the policies and procedures set forth in Systematic Financial Management, L.P.’s (“Systematic”) Employee Handbook, Compliance Manual and Code of Ethics and any amendments thereto.

II.	CODE OF ETHICS AND RELATED POLICIES

A.	INSIDER TRADING POLICIES & PROCEDURES

I have complied with Systematic’s Code of Ethics which includes Systematic’s and Affiliated Managers Group’s (“AMG”) Insider Trading Policy and Procedures.

Furthermore, I confirm that I have neither traded for any client account, personal account, family member’s account or any other non-client account, directly or indirectly, on material, non-public information, nor have I disseminated any material non-public information within Systematic, or to others outside the Firm in violation of federal securities laws.

B.	PERSONAL SECURITIES TRADING POLICIES & PROCEDURES

I have informed Systematic of the name of any broker, dealer or bank with whom, I, or my Immediate Family maintain an account in which any Securities are held for myself, my family, or any other similar accounts for which I/we maintain partial or complete discretion and authority and have provided all necessary information about said accounts to Systematic.

I further state where security transactions in Reportable Securities and Reportable Funds have been executed by me or by my Immediate Family, I have complied with all Firm procedures.

For any ‘No’, response please explain below:

I further certify that:

a.

A Personal Trading Pre-Clearance Request Form has been submitted and approved before the execution of any transaction requiring pre-approval (Please refer to the Personal Trading Permissible Investments, Pre-approval and Reporting Requirements for a list of Reportable Securities and Funds);

b.	Systematic’s Compliance Department has received duplicate copies of all brokerage, custodial and Affiliated Mutual Fund statements and duplicate confirmations of securities transactions to assure confirmation of any pre-approved transactions and minimum holding periods for the aforementioned quarter; and

c.

Systematic’s Compliance Department is fully aware of all of the personal securities transactions executed by me or my Immediate Family that violated Systematic’s Personal Securities Trading policies and procedures.

For any ‘No’ response, please explain below:

C.	REPORTABLE TRANSACTIONS

1.	Personal Securities Transaction Report - Reportable (“Affiliated”) Mutual Funds (Excluding 401 (k) Plan Transactions)

Reportable (“Affiliated”) Mutual Funds include mutual funds for which Systematic serves as a sub-adviser AND any fund that is an Affiliated Mutual Fund of AMG. (Please refer to Systematic’s List of Affiliated Mutual Funds, which includes Systematic’s Sub-Advised Mutual Funds and AMG’s Affiliated Mutual Funds.)

a.	Did you effect any Affiliated Mutual Fund transactions during the quarter?

If ‘Yes’, did you effect any Affiliated Mutual Fund transactions during the quarter that may not be reflected or contained in the brokerage, custodial and /or Affiliated Mutual Fund statements received by Systematic’s Compliance Department?

If ‘Yes’, please provide the transaction details requested below for such Affiliated Mutual Fund transaction(s) executed during the quarter.

Name of Affiliated Mutual Fund	Transaction Date	Number of Shares	Principal Amount	Price	Fund/ Family Sponsor

b.	Did you establish any Affiliated Mutual Fund account(s) during the quarter?

If ‘Yes’, please provide the Affiliated Mutual Fund Account information requested below for each new Affiliated Mutual Fund account established during the quarter.

Name of Affiliated Mutual Fund	Date Established	Name/s on Account	Type of Account

2.	Personal Securities Trading – Reportable Securities

a.	Did you have any Reportable Securities transactions during the quarter?

b.	If ‘Yes’, did you have any Reportable Securities transactions during the quarter that:

I.	were private placement deals?

II.	may not be reflected or contained in any brokerage or custodial statements received by Systematic’s Compliance Department?

III.	for which duplicate confirmation or statements were not sent to Systematic’s Compliance Department?

If ‘Yes’ to either b. I., II., III., please provide Reportable Securities information for those securities transactions executed during the quarter:

Name of Reportable Security	Transaction Date	Number of Shares	Principal Amount	Price	Buy/ Sell	Name of Broker/Dealer

c.	Did you or an Immediate Family member establish any new account with a broker, dealer or bank in which any securities are held?

If ‘Yes’, please provide the Brokerage (Bank) Account/s information requested below for each new Account established during the quarter:

Name of Broker Dealer/Bank	Title/Name on Account	Type of Account	Account Number (only Reportable Securities)	Date Account Established

D.	DISCRETIONARY THIRD-PARTY MANAGED ACCOUNTS

1.

During the past quarter, I have maintained a “Discretionary Third-Party Managed Account,” which is defined as an account: (a) for which I have granted a trustee or a discretionary third-party manager investment authority over the account; and (b) over which I have no direct or indirect influence or control with respect to purchases or sales of securities or allocations of investments.

If ‘Yes’, please respond to the following:

a.	I attest that I have sought and obtained the approval of the Chief Compliance Officer to maintain such account:

b.

I attest that I did not suggest that the trustee or third-party manager make any particular purchase or sale of securities in the Discretionary Third-Party Managed Account during the previous calendar quarter:

c.

I attest that I did not direct the trustee or third-party discretionary manager to make any particular purchase or sale of securities in the Discretionary Third-Party Managed Account during the previous quarter:

d.

I attest that I did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the Discretionary Third-Party Managed Account during the previous quarter.

If ‘No’ to any of the attestations above, please provide a written explanation in the text area below:

2.

I certify that the information I have provided pertaining to my Discretionary Third-Party Managed Account(s) is true and accurate. Further, I agree to abide by the provisions of Systematic’s Code of Ethics pertaining to Discretionary Third-Party Managed Accounts and I will notify the Compliance Department in the event that any of this information changes.

III.	POLITICAL CONTRIBUTIONS & RESTRICTED PAYMENTS POLICY & PROCEDURES

I have complied with Systematic’s Political Contribution and Other Restricted Payment Policy (the “Policy”) such that:

1.	Did you make any political contributions during this quarter?

If ‘Yes’, please respond to the next question.

2.

If you made a political contribution during the quarter was a Political Contribution Pre-Clearance Form submitted and approved before any and all political contributions that were made during the quarter?

If ‘No’, please report the details requested below for such contributions.

Recipient Name:	Candidate’s Current Office:	Candidate’s Prospective Office	Can Employees Vote in Election?	Amount of Contribution ($)

3.

I acknowledge that I have neither solicited nor directed others, including but not limited to my spouse or family members, to make political contributions or other restricted payments on my behalf in violation of the Policy.

If ‘No’, please provide a written description of the potential political contribution solicitation activities during the quarter.

V.	CFA MEMBERS AND CANDIDATES

For those Members or Candidates of the CFA Institute’s Charter Financial Analyst Program please see the following CFA Certification:

By clicking the box below, I do hereby certify that for the quarter ending December 31, 2020, I have read and complied with all of the policies, procedures, duties and obligations set forth in the CFA Institute’s Code of Ethics and Standards of Professional Conduct of the CFA Institute.

VI.	GENERAL ACKNOWLEDGEMENTS

I hereby certify, acknowledge and understand that Systematic is an “at-will” employer, Systematic may terminate me as an employee at any time for any reason and I may resign as an employee at any time and for any reason.

I understand that my failure to comply in all respects with Systematic’s policies and procedures, including but not limited to; Systematic’s Employee Handbook, Code of Ethics, Compliance Manual, and AMG’s Insider Trading Policy and Procedures, is a basis for termination of my employment from Systematic.

Employee Signature